                                                                   Exhibit 10.22

================================================================================

                         Agreement and Plan of Merger


                                 by and among


                                 Tellium, Inc.


                       Astarte Acquisition Corporation,


                         Astarte Fiber Networks, Inc.,


                                    AFN LLC


                                      and


                                 Aron B. Katz


                          Dated as of August 29, 2000


================================================================================

                               Table of Contents

Article I  Definitions; Construction...................................   1
 1.1. Definitions......................................................   1
 1.2. Construction.....................................................  12

Article II  The Merger.................................................  12
 2.1. The Merger.......................................................  12
 2.2. Effective Time...................................................  13
 2.3. Certain Effects of the Merger....................................  13
 2.4. Articles of Incorporation........................................  13
 2.5. Bylaws...........................................................  13
 2.6. Directors and Officers...........................................  13
 2.7. Pre-Merger Transactions..........................................  13

Article III  Conversion and Exchange of Securities.....................  14
 3.1. Shares of the Surviving Corporation..............................  14
 3.2. Conversion of Company Common Stock...............................  14
 3.3. Conversion of Astarte Securities.................................  14
 3.4. No Fractional Tellium Common Stock...............................  16
 3.5. Exchange of Certificates; Distribution of Tellium Common Stock...  16
 3.6. Closing of Stock Transfer Books..................................  18
 3.7. Dissenting Shares................................................  18
 3.8. Escrow Shares....................................................  19

Article IV  Representations and Warranties of Astarte..................  19
 4.1. Corporate Existence and Power....................................  19
 4.2. Corporate Authorization..........................................  20
 4.3. Consents and Approvals...........................................  20
 4.4. Non-Contravention................................................  20
 4.5. Capitalization...................................................  21
 4.6. Subsidiaries.....................................................  22
 4.7. Financial Statements.............................................  22
 4.8. Absence of Undisclosed Liabilities...............................  22
 4.9. Assets and Properties............................................  23
4.10. Real Property....................................................  23
4.11. Condition of Tangible Assets.....................................  23
4.12. Intellectual Property............................................  24
4.13. Absence of Certain Changes.......................................  27
4.14. Litigation.......................................................  29
4.15. Material Contracts...............................................  30
4.16. Taxes............................................................  32
4.17. Transactions With Affiliates.....................................  34
4.18. Insurance Coverage...............................................  34
4.19. Compliance With Laws; No Defaults................................  34
4.20. Permits..........................................................  35
4.21. Environmental Matters............................................  35
4.22. Employees and Employee Plans.....................................  37

4.23. Finders' Fees....................................................  40
4.24. Disclosure.......................................................  40
4.25. Investment Representations.......................................  40
4.26. Government Contracts.............................................  41
4.27. Customers and Suppliers..........................................  41
4.28. Indebtedness.....................................................  41
4.29. No Other Representations and Warranties..........................  42

Article V  Representations and Warranties of Tellium and the Company...  42
 5.1. Corporate Existence and Power....................................  42
 5.2. Corporate Authorization..........................................  42
 5.3. Consents and Approvals...........................................  43
 5.4. Non-Contravention................................................  43
 5.5. Capitalization...................................................  43
 5.6. Tellium Common Stock.............................................  44
 5.7. Absence of Material Adverse Effects..............................  44
 5.8. Compliance With Laws; No Defaults................................  44
 5.9. Finders' Fees....................................................  45
5.10. Taxes............................................................  45
5.11. Financial Statements.............................................  45
5.12. Subsidiaries.....................................................  46
5.13. Continuity of Business Enterprise................................  46
5.14. Absence of Undisclosed Liabilities and Decrease in Assets........  46
5.15. Litigation.......................................................  46
5.16. Disclosure.......................................................  46
5.17. The Company......................................................  47
5.18. No Other Representations or Warranties...........................  47

Article VI  Covenants..................................................  47
 6.1. Mutual Covenants and Agreements..................................  47
 6.2. Certain Covenants of Astarte.....................................  48
 6.3. Covenants of Tellium and the Company.............................  56
 6.4. Certain Tax Matters..............................................  57
 6.5. Covenants relating to Astarte Pending Orders.....................  60

Article VII  Closing Matters...........................................  60
 7.1. The Closing......................................................  60
 7.2. Documents and Certificates.......................................  60

Article VIII  Conditions of Closing....................................  61
 8.1. Conditions to Obligations of Tellium, the Company and Astarte....  61
 8.2. Conditions Applicable to Tellium and the Company.................  61
 8.3. Conditions Applicable to Astarte.................................  64

Article IX  Termination................................................  65
 9.1. Termination......................................................  65
 9.2. Notice of Termination; Effect of Termination.....................  66

  9.3. Procedure Upon Termination......................................  66

Article X  Indemnification.............................................  67
 10.1. Survival........................................................  67
 10.2. Indemnification by Astarte Stockholders and Aron B. Katz........  67
 10.3. Escrow..........................................................  69
 10.4. Indemnification by Tellium......................................  70

Article XI  Miscellaneous..............................................  70
 11.1. Expenses........................................................  70
 11.2. Further Assurances..............................................  71
 11.3. Parties in Interest; Third Party Beneficiaries..................  71
 11.4. Survival of Representations and Warranties and Covenants........  71
 11.5. Entire Agreement................................................  71
 11.6. Amendment.......................................................  72
 11.7. Waiver..........................................................  72
 11.8. Notices.........................................................  72
 11.9. Governing Law...................................................  73
11.10. Consent to Jurisdiction.........................................  73
11.11. Invalidity of Provisions........................................  74
11.12. Mutual Contribution.............................................  74
11.13. Counterparts....................................................  74

                                    Exhibits
                                    --------

Exhibit A:   Form of Supplemental Stockholders' Agreement
Exhibit B:   Form of Amended and Restated Articles of Incorporation of Astarte
             Fiber Networks, Inc.
Exhibit C:   Form of Amended and Restated Bylaws of Astarte Fiber Networks, Inc.
Exhibit D:   Form of Escrow Agreement
Exhibit E-1: Form of Legal Opinion of Proskauer Rose LLP
Exhibit E-2: Form of Legal Opinion of Davis, Graham & Stubbs
Exhibit F:   Form of Voting Agreement
Exhibit G:   Form of Noncompetition Agreements
Exhibit H-1: Forms of Option Agreements
 H-2 and H-3
Exhibit I:   Patent Assignment
Exhibit J-1: Form of Legal Opinion of Fried, Frank, Harris, Shriver & Jacobson Exhibit J-2: Form of Legal Opinion of Sherman & Howard L.L.C.
Exhibit K:   Form of Investor Questionnaire
Exhibit L:   Astarte Restructuring Documents
Exhibit M:   Form of Articles of Merger
Exhibit N:   Section 6501 Disclosure Statement
Exhibit O:   Form of Redemption Agreements
Exhibit P:   Form of Licensing Agreement

                                   Schedules
                                   ---------

Schedule 4.1        Jurisdiction in which Astarte is Qualified to do Business
Schedule 4.3        Required Consents and Approvals
Schedule 4.4        Contraventions as a Consequence of the Merger
Schedule 4.5        Outstanding Equity Interests in Astarte
Schedule 4.6        Subsidiaries
Schedule 4.8        Liabilities and Obligations
Schedule 4.9        Properties and Assets
Schedule 4.10       Real Property
Schedule 4.12(a)    Intellectual Property
Schedule 4.12(b)    Licenses
Schedule 4.12(c)    Intellectual Property Litigation
Schedule 4.12(f)    Employee Non-Disclosure and Assignment Agreements
Schedule 4.12(h) Exclusive Rights to Astarte Products and Astarte Intellectual Property Rights
Schedule 4.12(i)    Astarte Products Licenses
Schedule 4.12(j)    License Transactions
Schedule 4.13       Certain Changes and Events
Schedule 4.14       Litigation
Schedule 4.15       Material Contracts
Schedule 4.16       Taxes and Excessive Parachute Payments
Schedule 4.17       Transactions with Affiliates
Schedule 4.18       Insurance
Schedule 4.20       Permits
Schedule 4.21       Environmental Claims, Notices and Liabilities
Schedule 4.22       Employees and Employee Plans
Schedule 4.23       Finder's Fees
Schedule 4.25       Domicile and Principal Office of Stockholders
Schedule 4.26       Government Contracts
Schedule 4.27       Customers and Suppliers
Schedule 4.28       Indebtedness
Schedule 5.4        Tellium Contraventions as a Consequence of the Merger
Schedule 5.5        Tellium Capitalization
Schedule 5.9        Tellium Finder's Fees
Schedule 5.10       Tellium Tax Schedule
Schedule 5.14       Tellium Liabilities and Obligations
Schedule 5.15       Tellium Litigation
Schedule 6.2(e)     Other Actions

                             AGREEMENT AND PLAN OF
                           MERGER AND REORGANIZATION

     This Agreement and Plan of Merger and Reorganization (this "Agreement") by
                                                                 ---------
and among Tellium, Inc., a Delaware corporation ("Tellium"), Astarte Acquisition
                                                  -------
Corporation, a Colorado corporation (the "Company"), Astarte Fiber Networks,
                                          -------
Inc., a Colorado corporation ("Astarte"), AFN LLC, a Wyoming limited liability
                               -------
company that upon the Closing will be owned by some or all of the stockholders of Astarte ("AFN LLC"), and Aron B. Katz (both in his personal capacity and as
             -------
Stockholder Representative as defined herein), is dated, entered into and made effective as of this 29th day of August, 2000.

                                  WITNESSETH:
                                  ----------

     WHEREAS, the respective Boards of Directors of Tellium, the Company and Astarte have by resolutions approved this Agreement and deemed it advisable for their respective mutual benefit and of their respective stockholders that the Company merge with and into Astarte under and pursuant to the Colorado Business Corporation Act (the "Colorado Corporation Law") and upon the terms and subject
                      ------------------------
to the conditions hereinafter set forth;

     WHEREAS, the parties to this Agreement intend that the merger of the Company into Astarte qualify as a reorganization within the meaning of Code
Section  368(a)(1);

     WHEREAS, the Company, Tellium and Astarte desire to make certain representations, warranties, covenants and other agreements in connection with this Agreement;

     WHEREAS, pursuant to the terms of a Voting Agreement to be entered into simultaneously with this Agreement (the "Voting Agreement"), certain significant
                                         ----------------
stockholders of Astarte are committing to vote to approve the Merger and certain other matters; and

     WHEREAS, Aron B. Katz, in his personal capacity, desires to enter into this Agreement for the purpose of undertaking the obligations set forth in Section 10.2(d); and

     WHEREAS, AFN LLC desires to enter into this Agreement for the purpose of undertaking the obligations set forth in Sections 6.2(u), 6.5 and 10.2(e).

     NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                   Article I
                                   ---------

                           Definitions; Construction
                           -------------------------

1.1. Definitions

     For the purposes of this Agreement, the following terms have the meanings set forth below:

     "Acquired Properties" shall have the meaning assigned to it in Section 4.9.
      -------------------

     "Acquisition Proposals" shall have the meaning assigned to it in Section
      ---------------------
6.2(k).

     "Affiliate" shall mean, when used with respect to a specified Person,
      ---------
another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "AFN LLC" shall have the meaning assigned to it in the preamble to this
      -------
Agreement.

     "Agreement" shall have the meaning assigned to it in the preamble of this
      ---------
Agreement.

     "Applicable Cap" shall have the meaning assigned to it in Section 10.2(c).
      --------------

     "Applicable Percentage" means, with respect to any Astarte Stockholder, the
      ---------------------
percentage of all issued and outstanding Astarte Common Stock owned by such Astarte Stockholder immediately prior to the Effective Time.

     "Ancillary Agreements" means the Supplemental Stockholders' Agreement, the
      --------------------
Option Agreements, the License Agreement, the Escrow Agreement, the Noncompetition Agreements and the Voting Agreement.

     "Articles of Merger" means the Articles of Merger (including the Plan of
      ------------------
Merger attached thereto as an exhibit) to be filed with the Secretary of State of the State of Colorado in the form attached hereto as Exhibit M.
                                                        ---------

     "Astarte" shall have the meaning assigned to it in the preamble to this
      -------
Agreement.

     "Astarte Certificate" shall have the meaning assigned to it in Section
      -------------------
3.5(a).

     "Astarte Common Stock" shall mean the outstanding shares of Common Stock of
      --------------------
Astarte, par value $0.0001 per share.

     "Astarte Disability Plan" shall mean the Astarte, Inc. Long-Term Disability
      -----------------------
Plan.

     "Astarte Disclosure Schedule" shall have the meaning assigned to it in
      ---------------------------
Article IV.

     "Astarte Employee Plans" means all employee benefit plans (as defined in
      ----------------------
Section 3(3) of ERISA) and all material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, insurance (including any self-insured or post-retirement arrangements), disability, vacation, pension, profit-sharing and other similar employee benefit plans, arrangements, policies or agreements, and all unexpired employment and severance agreements for the benefit of, or relating to, any current or former employee or consultant of Astarte.

     "Astarte Employees" means all full-time and part-time employees (including
      -----------------
officers and directors), temporary employees, former employees, consultants and outside directors of Astarte.

     "Astarte Flexible Benefit Plan" means the Astarte, Inc. Flexible Benefit
      -----------------------------
Plan.

     "Astarte 401(k) Plan" means the Astarte, Inc. 401(k) Profit Sharing Plan.
      -------------------

     "Astarte Group Health Plan" means the United Healthcare Choice Plan
      -------------------------
provided by United Healthcare of Colorado, Inc. and the United Healthcare Choice Plus Plan provided by the United Healthcare Insurance Company.

     "Astarte Intellectual Property Rights" shall have the meaning assigned to
      ------------------------------------
it in Section 4.12(a).

     "Astarte's Knowledge", "to the knowledge of Astarte" or words or phrases of
      -------------------    ---------------------------
similar import mean and refer to the actual knowledge of Aron Katz, Edward J. Fontenot and William C. Fee after reasonable investigation.

     "Astarte LTD and Health Plans" shall have the meaning assigned to it in
      ----------------------------
Section 6.2(p).

     "Astarte Options" means all options, warrants and other contingent rights
      ---------------
to purchase shares of Astarte Common Stock or Astarte Preferred Stock outstanding immediately prior to the Effective Time, whether vested or unvested.

     "Astarte Pending Orders" shall have the meaning assigned to it in Section
      ----------------------
4.28.

     "Astarte Planar Array Rights" means all of Astarte's worldwide rights in
      ---------------------------
the subject matter described in the Planar Array Application to be transferred to AFN LLC as described in the Patent Assignment.

     "Astarte Preferred Stock" shall mean the 35,436,075 outstanding shares of
      -----------------------
Series A Preferred Stock of Astarte, par value $.0001 per share and the 23,594,398 outstanding shares of Series B Preferred Stock of Astarte, par value $.0001 per share.

     "Astarte Products" shall have the meaning assigned to it in Section
      ----------------
4.12(i).

     "Astarte Restructuring Document" means any document distributed to the
      ------------------------------
Astarte Stockholders in connection with the Redemption, Distribution or Patent Assignment.

     "Astarte Securities" shall have the meaning assigned to it in Section 4.5.
      ------------------

     "Astarte Stockholders" means all holders of Astarte Common Stock or Astarte
      --------------------
Preferred Stock as of the Effective Time.

     "Astarte Stock Option Plan" means the Astarte Fiber Networks, Inc. Employee
      -------------------------
Stock Option Plan.

     "Astarte Third Party Intellectual Property Rights" shall have the meaning
      ------------------------------------------------
assigned to it in Section 4.12(b).

     "Cash Reserve Amount" shall have the meaning assigned to it in Section
      -------------------
8.2(s).

     "Closing" shall have the meaning assigned to it in Section 7.1.
      -------

     "Closing Date" shall have the meaning assigned to it in Section 7.1.
      ------------

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985,
      -----
as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Colorado Corporation Law" shall have the meaning assigned to it in the
      ------------------------
recitals to this Agreement.

     "Company" shall have the meaning assigned to it in the preamble to this
      -------
Agreement.

     "Confidentiality Agreements" shall have the meaning assigned to it in
      --------------------------
Section 6.1(c).

     "Control" including, with its correlative meanings, "controlled by" and
      -------                                             -------------
"under common control with" shall mean possession, directly or indirectly, of
 -------------------------
power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Corning Agreement" shall have the meaning assigned to it in Section
      -----------------
8.2(n).

     "Corning LOI" means the Letter of Intent, dated August 4, 2000 among
      -----------
Astarte, AFN LLC and Corning, Inc.

     "Dissenting Shares" shall have the meaning assigned to it in Section 3.7.
      -----------------

     "Distribution" means the distribution of 99% of the membership interests of
      ------------
AFN LLC and up to the $12,500,000 to be paid by Corning, Inc. for the Peripheral License pursuant to the Redemption Agreements or by means of a pro-rata dividend to all stockholders of Astarte pursuant to documentation reasonably acceptable to Tellium; provided, however, that in no event shall any dollar amount be so distributed that would result in a breach of Section 4.28 or would cause Astarte's cash reserves as of the Closing to be less than the Cash Reserve Amount.

     "Effective Time" shall have the meaning assigned to it in Section 2.2.
      --------------

     "Employee Loans" means the loans by Astarte to certain of its employees for
      --------------
the exercise price of Astarte Options.

     "Encumbrance" means any lien, pledge, charge, assessment, security
      -----------
interest, mortgage, claim, option, easement, imperfection of title, tenancy or other legal or equitable right of others, or other encumbrance of any character whatsoever (including a right of first refusal).

     "Environmental Costs" means any actual or potential cleanup costs,
      -------------------
remediation, removal, or other response costs (including costs to cause Astarte, Tellium, the Surviving Corporation or their respective Affiliates to come into compliance with Environmental Laws), investigation costs (including reasonable fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations (including liabilities or obligations under any lease or other contract), payments, damages (including any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations, and any damages (a) of third parties for personal injury or property damage, or (b) to natural resources), civil or criminal fines or penalties, judgments, amounts paid in settlement and fees (including fees of consultants, counsel, and other experts in connection with any action or proceeding) arising out of, relating to, or resulting from any Environmental Matter.

     "Environmental Laws" means the Comprehensive Environmental Response,
      ------------------
Compensation and Liability Act, 42 U.S.C. (S)(S)9601 et seq., the Emergency
                                                     -- ---
Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S)11001 et seq.,
                                                                        -- ---
the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S)6901 et seq., the
                                                                 -- ---
Toxic Substances Control Act, 15 U.S.C. (S)(S)2601 et seq., the Federal
                                                   -- ---
Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S)(S)136 et seq., the
                                                                -- ---
Clean Air Act, 42 U.S.C. (S)(S)7401 et seq., the Clean Water Act (Federal Water
                                    -- ---
Pollution Control Act), 33 U.S.C. (S)(S)1251 et seq., the Safe Drinking Water
                                             -- ---
Act, 42 U.S.C. (S)(S)300f et seq., the Occupational Safety and Health Act, 29
                          -- ---
U.S.C. (S)(S)641, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
                  -- ---
(S)(S)1801 et seq., as any of the above statutes have been amended from time to
           -- ---
time, all rules and regulations promulgated pursuant to any of the above statutes, and any other Law governing Environmental Matters, as the same have been amended from time to time, including any common law or equitable causes of action and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters, all as in effect as of the Closing Date.

     "Environmental Matter" means any matter arising out of, relating to, or
      --------------------
resulting from pollution, contamination, protection of the environment, or human (including employee) health and safety, and any matter relating to emissions, discharges, disseminations, releases or threatened releases of Hazardous Materials into the air (indoor or outdoor), surface water, groundwater, soil (both surface and subsurface), buildings, facilities, real or personal property or fixtures, or otherwise arising out of, relating to, or resulting from the manufacture, generation, processing, recycling, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of, or exposure to, Hazardous Materials.

     "Environmental Notices" shall have the meaning assigned to it in Section
      ---------------------
4.21(a).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
which, together with Astarte would be treated as a single employer under Section 414 of the Code.

     "Escrow Agent" shall have the meaning assigned to it in Section 3.8.
      ------------

     "Escrow Agreement" shall have the meaning assigned to it in Section 3.8.
      ----------------

     "Escrow Shares" shall have the meaning assigned to it in Section 3.8.
      -------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Exchange Ratio" means the ratio that the Maximum Stock Consideration bears
      --------------
to the total number of shares of Astarte Common Stock outstanding immediately prior to the Effective Time (and immediately after the exercise of all Astarte Options and the conversion of all Astarte Preferred Stock actually exercised or converted as contemplated in this Agreement).

     "Financial Statements" shall have the meaning assigned to it in Section
      --------------------
4.7.

     "Governmental Authority" shall have the meaning assigned to it in Section
      ----------------------
4.3.

     "Hazardous Materials" means any pollutants, contaminants, substances,
      -------------------
materials, wastes, constituents, compounds, chemicals, or natural or man-made elements or forces regulated by, or that may form the basis for liability under, any Environmental Laws.

     "HMO" shall have the meaning assigned to it in Section 4.22(k).
      ---

     "Income Taxes" means Taxes which are imposed upon or with respect to,
      ------------
measured by, or based upon income, including federal, state, local and federal income and alternative income taxes, together with interest, additions to tax and penalties thereon.

     "Indebtedness" shall mean, with respect to any Person:
      ------------

          (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind;

          (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

          (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services;

          (d)  trade payables and other accounts payable of such Person;

          (e) any of the foregoing of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed;

          (f)  all capitalized lease obligations of such Person;

          (g) all guarantees of such Person of any of the foregoing of any other Person; and

          (h) all obligations (including reimbursement obligations) relating to the issuance of letters of credit for the account of such Person.

     "Initial Public Offering" means a firm commitment underwritten public
      -----------------------
offering of the Tellium Common Stock under the Securities Act.

     "Investor Questionnaires" shall mean the Investor Questionnaires in the
      -----------------------
form attached hereto as Exhibit K.

     "IRS" means the Internal Revenue Service.
      ---

     "Laor Agreements" means that certain Amended and Restated License Agreement
      ---------------
dated as of March 1, 1997 between Herzel Laor and Astarte, that certain Patent Security Agreement dated September 15, 1999 by and between Mr. Laor and Astarte, that certain Consulting Agreement dated February 28, 2000 between Mr. Laor and Astarte, that certain Agreement dated February 25, 2000 between the Laor Family (as defined therein), the Katz Family (as defined therein), Art Wong and Astarte, those certain assignments dated September 15, 1999 by Herzel Laor to Astarte, any assignment agreement between Herzel Laor and Laor Technology Holdings, LLC or any other agreement entered into prior to the Effective Time to which Astarte and any Laor Party are parties.

     "Laor Parties" shall have the meaning assigned to it in Section 6.2(u).
      ------------

     "Laor Payment Amount" shall have the meaning assigned to it in Section
      -------------------
10.2(a).

     "Laor Release" shall have the meaning set forth in Section 6.2(u).
      ------------

     "Law" means any law, statute, ordinance, rule, regulation, injunction,
      ---
judgment, decree, ruling or order (including any administrative or judicial decision or principle of common law), domestic or foreign.

     "Liability" means any liability or obligation, including any direct or
      ---------
indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies and interest and penalties with respect to Taxes due and unpaid), cost, expense, obligation, guarantee or responsibility, whether accrued, absolute or contingent, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

     "License Agreement" shall have the meaning assigned to it in Section
      -----------------
8.2(w).

     "Lien" shall have the meaning assigned to it in Section 4.4.
      ----

     "Material Adverse Effect" shall mean, when used with respect to Astarte, on
      -----------------------
the one hand, or Tellium, on the other hand, any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances, is or could reasonably be expected to be materially adverse to the financial condition, business, properties, assets, or operations taken as a whole of Astarte, on the one hand, or Tellium, on the other hand, as the case may be; provided, however, that any adverse change, effect or circumstance resulting primarily from (i) the execution and delivery of this Agreement or
(ii) changes or developments in Astarte's or Tellium's respective industry or
(iii) changes in the financial markets, shall not be considered in determining whether a Material Adverse Effect has occurred.

     "Maximum Stock Consideration" shall have the meaning assigned to it in
      ---------------------------
Section 3.3.

     "Merger" shall have the meaning assigned to it in Section 2.1.
      ------

     "MEWA" shall have the meaning assigned to it in Section 4.22(j).
      ----

     "Noncompetition Agreements" shall have the meaning assigned to it in
      -------------------------
Section 8.2(l).

     "Non-Escrow Shares" shall have the meaning assigned to it in Section 3.3.
      -----------------

     "One-Time Bonus Payment" means the conditional one-time bonus payment to be
      ----------------------
paid by Astarte to certain Astarte Employees upon the sale of Astarte (whether pursuant to a memorandum from Edward J. Fontenot dated on or about January 20, 2000 or otherwise) equal to the excess, if any, of $50,000 over the value of such Astarte Employee's Astarte Options, effective as of the date of such sale.

     "Option Agreements" means the Option Agreements to be entered between AFN
      -----------------
LLC and Tellium, pursuant to which AFN LLC shall grant to Tellium the option to purchase the intellectual property of AFN LLC described therein for one share of Tellium Common Stock substantially in the form of Exhibits H-1, H-2 and H-3.
                                                  ------------  ---     ---

     "Patent Assignment" means the Patent Assignment to be entered between AFN
      -----------------
LLC and Astarte pursuant to which Astarte shall contribute to AFN LLC the Planar Array Applications and the intellectual property pertaining to the Planar Array Applications in the form attached hereto as Exhibit I.
                                            ---------

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Pension Plan" means each Astarte Employee Plan (other than a multi-
      ------------
employer plan) which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA.

     "Peripheral License" means the non-exclusive, non-sublicensable and non-
      ------------------
transferable license granted by Astarte to Corning, Inc. under the Peripheral Patents to make, have made, use, sell, offer for sale and import non-modular, single mode, all-optical switches.

     "Peripheral Patents" means the following three U.S. patent applications and
      ------------------
their corresponding PCT application, and any patents granted on such applications as well as any patents which may issue as a result of any reissue, reexamination, division or continuation thereof when issued: U.S. Application No. 09/092,099 (Compact Optical Matrix Switch with Fixed Location Fibers) now U.S. Patent No. 6,097,860; U.S. Application No. 09/092,393 (Sensing Configuration for Fiber Optic Switch Control System) now U.S. Patent No. 6,097,858; U.S. Application No. 09/092,400 (Optical Switch Targeting System) now U.S. Patent No. 6,101,299; and International Application No. PCT/US99/12334 (Mirror Based Fiber Optic Switch and Control System).

     "Permits" means any licenses, permits, franchises, authorizations,
      -------
approvals, or other consents or orders of, or filings with, any Governmental Authority, necessary for, or relating to, the conduct of the current business of Astarte.

     "Permitted Indebtedness" has the meaning set forth in Section 4.28.
      ----------------------

     "Person" shall mean any individual, corporation, S corporation,
      ------
partnership, limited liability company, trust, joint venture, joint stock company, unincorporated association, Governmental Authority or other entity.

     "Planar Array Application" means the patent application relating to all
      ------------------------
optical switching, filed provisionally on June 5, 1998 (U.S. Application No. 60/088,075), with a utility filing on June 4, 1999 (U.S. Application No. 09/326,122) and a corresponding PCT application, International Application No. PCT/US99/12550.

     "Pre-Closing Issuances" shall have the meaning assigned to it in Section
      ---------------------
6.2(d).

     "Pre-Closing Tax Period" shall have the meaning assigned to it in Section
      ----------------------
6.4(a).

     "Pre-Closing Tax Return" shall have the meaning assigned to it in Section
      ----------------------
6.4(a).

     "Recapitalization Transaction" means a stock dividend, stock split, reverse
      ----------------------------
stock-split, reclassification, exchange of shares or combination of shares, recapitalization, or merger, consolidation or other similar event.

     "Redemption" means the redemption by Astarte of 10% of its outstanding
      ----------
stock from its stockholders in exchange for the Distribution.

     "Redemption Agreements" shall have the meaning assigned to it in Section
      ---------------------
8.2(k).

     "Release" has the meaning specified in 42 U.S.C. (S) 9601(22).
      -------

     "Required Consents" shall mean all consents, approvals, registrations,
      -----------------
waivers, authorizations and the like with respect to all of the items listed on Schedules 4.3, 4.4 and 4.15.

     "Restructuring" shall have the meaning assigned to it in Section 10.2(a).
      -------------

     "Section 6501 Disclosure Statement" means a disclosure statement
      ---------------------------------
substantially in the form attached hereto as Exhibit N.

     "Securities Act" shall have the meaning assigned to it in Section 4.3.
      --------------

     "Significant Stockholder" shall mean any stockholder that holds greater
      -----------------------
than 10% of any class of capital stock of Astarte.

     "Special Reserve Account" shall have the meaning assigned to it in Section
      -----------------------
8.2(s).

     "Stockholder Approval" shall have the meaning assigned to it in Section
      --------------------
4.2(b).

     "Stockholder Communications" shall have the meaning assigned to in Section
      --------------------------
4.24(b).

     "Stockholder Representative" shall have the meaning assigned to it in
      --------------------------
Section 10.3(c).

     "Straddle Tax Period" shall have meaning assigned to it in Section 6.4(f).
      -------------------

     "Straddle Tax Return" shall have meaning assigned to it in Section 6.4(f).
      -------------------

     "Subsidiary" of any specified Person shall mean another Person (i) more
      ----------
than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such specified Person.

     "Supplemental Stockholders' Agreement" means the Supplemental Stockholders'
      ------------------------------------
Agreement to be entered into by and among Tellium and the Astarte Stockholders named therein in the form attached hereto as Exhibit A.
                                             ---------

     "Surviving Corporation" shall have the meaning assigned to it in Section
      ---------------------
2.1.

     "Tax" or "Taxes" as used herein means (i) any federal, state, local,
      ---      -----
foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property (real or personal), windfall profits, customs, duties, unemployment insurance, environmental (including taxes under Section 59A of the Code), worker's compensation, Pension Benefit Guaranty Corporation premiums, disability, capital stock, social security (or similar), registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not or (ii) any Liability for the payment of any amounts described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as a result of being a transferee or successor thereof and (iii) any Liability for the payment of any amounts of the type describe in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

     "Tax Records" shall have the meaning assigned to it in Section 6.4(c).
      -----------

     "Tax Return" as used herein means any return, declaration, report, claim
      ----------
for refund, or information return or statement relating to any Tax, including any schedule, supporting information or attachment thereto, and including any amendment thereof.

     "Tellium" shall have the meaning assigned to it in the preamble to this
      -------
Agreement.

     "Tellium Common Stock" shall mean the shares of common stock of Tellium,
      --------------------
par value $0.001 per share.

     "Tellium Disclosure Schedule" shall have the meaning assigned to it in
      ---------------------------
Article V.

     "Tellium 401(k) Plan" shall have the meaning assigned to it in Section
      -------------------
6.2(o).

     "Tellium Financial Statements" shall have the meaning assigned to it in
      ----------------------------
Section 5.11.

     "Tellium Indemnified Group" shall have the meaning assigned to it in
      -------------------------
Section 10.2(a).

     "Tellium Losses" shall have the meaning assigned to it in Section 10.2(a).
      --------------

     "Tellium Preferred Stock" shall have the meaning assigned to it in Section
      -----------------------
5.5(a).

     "Tellium Stock Option Plan" shall mean Tellium's 1997 Stock Option Plan.
      -------------------------

     "Temporary License" shall have the meaning assigned to it in Section
      -----------------
6.2(l).

     "Texas Instruments Agreement" shall have the meaning assigned to it in
      ---------------------------
Section 8.2(m).

     "Texas Instruments LOI" means the Letter of Intent dated as of June 14,
      ---------------------
2000 by and between Astarte and Texas Instruments Incorporated.

     "Title VII" means Title VII of the Civil Rights Act of 1964.
      ---------

     "Transfer" when used as a verb means to sell, transfer, assign, pledge,
      --------
dispose of, grant a security interest in, mortgage, hypothecate, encumber or permit or suffer any encumbrance on or a similar act and when used as a noun means the commission of any such act, or any such similar act in relation to a Person's beneficial interest.

     "Unaudited Balance Sheet" shall have the meaning assigned to it in Section
      -----------------------
4.7(b).

     "Unaudited Tellium Balance Sheet" shall have the meaning assigned to it in
      -------------------------------
Section 5.11(b).

     "United States Government" means all departments and agencies of any branch
      ------------------------
of the government of the United States, all independent agencies or instrumentalities and all non-appropriated fund activities within the government of the United States and all corporations of the government of the United States.

     "Valuation Report" means a written report prepared by a valuation firm
      ----------------
agreed to by Tellium and Astarte setting forth that firm's determination, as of the date of the Distribution, of the fair market value of Astarte's interest in AFN LLC for purposes of Code Section 311(b).

     "Voting Agreement" shall have the meaning assigned to it in the recitals to
      ----------------
this Agreement.

     "WARN Act" means the Worker Adjustment and Retraining Notification Act of
      --------
1989.

     "Welfare Plan" means each Astarte Employee Plan which is an "employee
      ------------
welfare benefit plan" within the meaning of Section 3(1) of ERISA.

1.2. Construction

     Unless the context otherwise requires, in this Agreement:

     (a) references to Schedules, Exhibits, Sections, paragraphs, subparagraphs and clauses shall be construed as references to the Schedules, Exhibits, Sections, paragraphs, subparagraphs and clauses of this Agreement;

     (b) terms such as "herein," "hereof" and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires

     (c) references to any statute or any provision thereof shall be deemed to include a reference to any statute or provision that amends, extends, consolidates or replaces the same and shall include any orders, regulations, instruments, official interpretations or other subordinate legislation made under the relevant statute;

     (d) reference to any regulation or any provision thereof shall be deemed to include a reference to any statute or regulation or provision thereof that amends, extends, consolidates or replaces the same;

     (e) headings are inserted for convenience of reference only and shall not affect the interpretation of this Agreement;

     (f) the use of the word "including" in this Agreement shall be by way of example rather than by limitation and shall therefore mean "including, without limitation"; and

     (g) terms stated in either the singular or the plural shall include the singular and the plural where appropriate, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter where appropriate.

                                  Article II
                                  ----------

                                  The Merger
                                  ----------

2.1. The Merger.

     In accordance with Section 7-111-101 of the Colorado Corporation Law, the Company shall be merged with and into Astarte (the "Merger"), and Astarte shall
                                                    ------
be the surviving corporation (such corporation in its capacity as such surviving corporation being hereinafter called the "Surviving Corporation"). The terms
                                          ---------------------
and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting shares of Astarte and the Company into the consideration which the holders of those shares are to receive upon conversion of such shares, shall be as set forth in this Agreement.

2.2. Effective Time.

     The Merger shall become effective as of the time of the filing of the executed Articles of Merger with the Secretary of State of Colorado (the "Effective Time") pursuant to Section 7-111-105 of the Colorado Corporation Law.
 --------------

2.3. Certain Effects of the Merger.

     As of the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger (including the Plan of Merger attached thereto) and the applicable provisions of the Colorado Corporation Law, including Section 7-111-106. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, the separate existence of the Company shall cease and the Company shall be merged into Astarte. Astarte shall continue as the Surviving Corporation in the merger, and shall continue to be governed by the laws of the State of Colorado.

2.4. Articles of Incorporation.

     At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated, substantially in the form set forth on Exhibit B hereto, and shall be the Articles of Incorporation of the Surviving
   ---------
Corporation until thereafter amended as provided by law and such Articles of Incorporation.

2.5. Bylaws.

     At the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated, substantially in the form set forth on Exhibit C hereto,
                                                             ---------
and shall be the Bylaws of the Surviving Corporation until thereafter amended.

2.6. Directors and Officers.

     The directors and officers of Astarte shall resign as of the Effective Time. The directors and officers of the Surviving Corporation from and after the Effective Time shall be the directors and officers of the Company immediately prior to the Effective Time, each to hold office in accordance with applicable law and the Articles of Incorporation and Bylaws of the Surviving Corporation.

2.7. Pre-Merger Transactions.

     The parties hereto acknowledge and agree that prior to the Effective Time, the Distribution and/or the Redemption and the other transactions outlined in the Patent Assignment, the Corning LOI and the Texas Instruments LOI shall be consummated substantially in accordance with the terms of the Redemption Agreements (if a Redemption shall have occurred), the Patent Assignment, the Corning LOI and Corning Agreement and the Texas Instruments LOI and Texas Instruments Agreement with any changes that are reasonably satisfactory to Tellium; provided, however, that any such change shall be deemed to be reasonably satisfactory to Tellium if, as a result thereof, no term or condition or agreement of such agreements or transactions is materially less favorable to Tellium than as contemplated by the Patent Assignment, the Corning LOI, the Redemption Agreements or the Texas Instruments LOI, as applicable. Astarte shall have the right to effectuate the Distribution by means of a pro-rata dividend pursuant to documentation reasonably approved by Tellium rather than by means of a Redemption.

                                  Article III
                                  -----------

                     Conversion and Exchange of Securities
                     -------------------------------------

3.1. Shares of the Surviving Corporation.

     The authorized number and par value of shares of all classes of stock of the Company immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of stock of the Surviving Corporation from and after the Effective Time.

3.2. Conversion of Company Common Stock.

     At the Effective Time, each share of Common Stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and represent one validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

3.3. Conversion of Astarte Securities.

     The maximum consideration to be issued in the Merger for all issued and outstanding shares of Astarte Common Stock immediately prior to the Effective Time (other than shares of Astarte Common Stock held in the treasury of Astarte, which shall not be considered as outstanding for purposes of this Agreement) shall be an aggregate of 3,750,000 shares of Tellium Common Stock (the "Maximum
                                                                        -------
Stock Consideration") consisting of (A) 2,400,000 shares of Tellium Common Stock
-------------------
payable to the Astarte Stockholders at the Effective Time, subject to Section 3.3(a) and pursuant to Section 3.5(a) (the "Non-Escrow Shares") and (B) the
                                            -----------------
1,350,000 Escrow Shares payable to holders of Astarte Common Stock pursuant to
Section 3.8 and cash in lieu of any fractional shares of Tellium Common Stock; provided, however, that the 1,350,000 shares of Tellium Common Stock to be deposited in the Escrow Fund shall not be reduced whether or not any stockholders of Astarte exercise dissenters rights. Pursuant to the foregoing, at the Effective Time each issued and outstanding share of Astarte capital stock shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and extinguished and converted into the right to receive the consideration as follows:

     (a) at the Effective Time, with respect to each share of Astarte Common Stock each holder thereof shall receive a fraction of a share of Tellium Common Stock equal to the Exchange Ratio upon surrender of the certificate or certificates or other instrument representing such shares of Astarte Common Stock in the manner provided in Section 3.5;

     (b) each holder of Astarte Options issued under the Astarte Stock Option Plan will (i) be entitled to full vesting of the Astarte Options at the Effective Time pursuant to Section 5(ii) of the Astarte Stock Option Plan or at such earlier time designated by Astarte in its sole discretion (ii) be required to forfeit such Astarte Options at the Effective Time unless such Astarte Options are exercised prior to or as of the Effective Time, pursuant to Section 5(iii) of the Astarte Stock Option Plan by paying the exercise price thereof and delivering a notice of exercise and (iii) upon exercise of such Astarte Options, in lieu of receiving Astarte Common Stock, have the same right to receive shares of Tellium Common Stock based on the Exchange Ratio as if such holder of the Astarte Options had instead held the number of shares of Astarte Common Stock underlying such Astarte Options;

     (c) at the Effective Time, each holder of Astarte Options not issued under the Astarte Stock Option Plan will be required to (i) forfeit such Astarte Options at the Effective Time unless such Astarte Options are exercised prior to or as of the Effective Time by paying the exercise price thereof and, as appropriate, delivery of notice of exercise or surrendering the instruments, if any, evidencing such Astarte Options and (ii) upon exercise of such Astarte Options, in lieu of receiving Astarte Common Stock (after in some cases conversion of the Astarte Preferred Stock), have the same right to receive shares of Tellium Common Stock based on the Exchange Ratio as if such holder of the Astarte Options had instead held the number of shares of Astarte Common Stock (after in some cases conversion of the Astarte Preferred Stock) underlying such Astarte Options;

     (d) at the Effective Time, each share of Astarte Common Stock held in the treasury of Astarte immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Astarte, automatically be canceled and retired and all rights in respect thereof shall cease to exist;

     (e) if between the date of this Agreement and the Effective Time, (i) the outstanding shares of Tellium Common Stock or Astarte Common Stock shall have been changed (subject to compliance with the applicable provisions of Article
VI) into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, split-up, combination, exchange of shares, reverse stock split, recapitalization or the like, or (ii) Tellium issues or distributes to the holders of any of its outstanding securities any securities, including options, warrants or convertible securities, for consideration less than the fair market value of such securities (excluding the grant of any options or exercise of options to or by employees or exercises or conversions of securities outstanding on the date hereof) the number of shares of Tellium Common Stock comprising the Non-Escrow Shares and the Escrow Shares, and the Exchange Ratio shall be appropriately adjusted; and

     (f) each certificate representing shares of Tellium Common Stock to be issued in accordance with this Agreement shall bear a legend substantially in the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE (I) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO TELLIUM IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED AND (II) MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A SUPPLEMENTAL STOCKHOLDERS' AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM TELLIUM UPON REQUEST."

3.4. No Fractional Tellium Common Stock.

     Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Tellium Common Stock shall be issued to any holder of Astarte Common Stock in the Merger and the holder thereof shall not be entitled to any voting or other rights of a holder of shares or a fractional share interest. Each holder of shares of Astarte Common Stock who otherwise would have been entitled to receive a fraction of a share of Tellium Common Stock (after aggregating all fractional shares of Tellium Common Stock to be received by such holder) shall receive in lieu thereof cash (rounded to the nearest whole cent), without interest, an amount determined by multiplying such holder's fractional interest by the fair market value of one share of Tellium Common Stock. All amounts of cash in respect of fractional interests which have not been claimed at the end of three years from the Effective Time by surrender of certificates for shares of Astarte Common Stock shall be repaid to the Surviving Corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

3.5. Exchange of Certificates; Distribution of Tellium Common Stock.

     The procedures for exchanging outstanding shares of Astarte Common Stock for Tellium Common Stock pursuant to the Merger are as follows:

     (a) Exchange Procedures. No later than five (5) business days after the Effective Time, Tellium shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Astarte Common Stock (each an "Astarte Certificate") whose
                                                     -------------------
shares were converted pursuant to Section 3.3 into the right to receive shares of Tellium Common Stock, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Astarte Certificates shall pass, only upon delivery of the Astarte Certificates to Tellium) and (ii) instructions for use in effecting the surrender of the Astarte Certificates in exchange for certificates representing shares of Tellium Common Stock; provided that Tellium shall use commercially reasonable efforts to mail the foregoing documents at the same time as the information statement described in Section 6.2(h). Upon surrender of an Astarte Certificate for cancellation to Tellium or to such other agent or agents as may be appointed by Tellium, together with such letter of transmittal, duly executed, the holder of such Astarte Certificate shall be entitled to receive in exchange therefor a certificate or certificates in such denominations as such holder (or the Stockholder Representative on behalf of such holder) may reasonably request representing that number of whole shares of Tellium Common Stock which such holder has the right to receive pursuant to the provisions of this Article III and cash in lieu of any fractional shares of Tellium Common Stock, and the Astarte Certificate so surrendered shall immediately be canceled; provided, however, that Tellium shall use commercially reasonable efforts to deliver the certificates representing Tellium Common Stock on the Closing Date to those holders that have delivered the documents and Astarte Certificates described in the previous sentence to Tellium at least three business days prior to the Closing Date. Until surrendered as contemplated by this Section 3.5, each Astarte Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Tellium Common Stock and cash in lieu of any fractional shares of Tellium Common Stock as contemplated by Sections 3.3 and 3.4 above, or the rights any holder may have with respect to Dissenting Shares.

     (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Tellium Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Astarte Certificate with respect to the shares of Tellium Common Stock represented thereby, until the holder of record of such Astarte Certificate shall surrender such Astarte Certificate. Subject to the effect of applicable laws, following surrender of any such Astarte Certificate, there shall be paid to the record holder of the certificates representing whole shares of Tellium Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Tellium Common Stock, which amount shall be payable at the time of issuance of such Tellium Common Stock to which such holder is entitled pursuant to this Section 3.5 and (ii) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Tellium Common Stock, which amount shall be payable on the appropriate payment date.

     (c) No Further Ownership Rights in Astarte Common Stock. At the Effective Time, each holder of an outstanding certificate or certificates for shares of Astarte Common Stock shall cease to have any rights with respect thereto, except for any rights that such holder may have with respect to Dissenting Shares and for the right to receive shares of Tellium Common Stock and cash in lieu of any fractional shares of Tellium Common Stock upon the surrender of Astarte Common Stock. All shares of Tellium Common Stock issued upon the surrender for exchange of shares of Astarte Common Stock in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Astarte Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Astarte Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Astarte Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.5.

     (d) Terms of Exchange. Any stockholders of Astarte who have not previously complied with this Section 3.5 shall look only to Tellium for payment of their claim for Tellium Common Stock, cash in lieu of fractional shares of Tellium Common Stock and dividends or distributions with respect to Tellium Common Stock, subject to application of any abandoned property, escheat or similar law.

     (e) No Liability. Neither Tellium nor Astarte, nor any of their respective directors, officers, employees or agents, shall be liable to any holder of shares of Astarte Common Stock or Tellium Common Stock, as the case may be, for such shares, cash in lieu of fractional shares of Tellium Common Stock or dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Lost Certificates. In the event that any Astarte Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Astarte Certificate to be lost, stolen or destroyed and, if required by Tellium, the giving by such Person of an indemnity in form and substance reasonably satisfactory to Tellium against any claim that may be made against it with respect to such Astarte Certificate, Tellium shall issue, in exchange for such lost, stolen or destroyed Astarte Certificate, the shares of Tellium Common Stock, cash in lieu of fractional shares of Tellium Common Stock and unpaid dividends and distributions on shares of Tellium Common Stock as contemplated by Sections 3.3 and 3.5.

3.6. Closing of Stock Transfer Books.

     The stock transfer books of Astarte shall be closed at the close of business on the business day immediately preceding the Effective Time. In the event of a transfer of ownership of Astarte Common Stock which is not registered in the transfer records of Astarte, the shares of Tellium Common Stock to be issued in the Merger as provided herein may be delivered to a transferee, if the certificate representing such Astarte Common Stock is presented to Tellium, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

3.7. Dissenting Shares.

     Shares of Astarte Common Stock (whether or not issued upon the conversion of Astarte Preferred Stock) that have not been voted for adoption of this Agreement and with respect to which dissenters rights shall have been properly perfected in accordance with Sections 7-113-201 through 7-113-209 of the Colorado Corporation Law (the "Dissenting Shares") shall not be converted into
                               -----------------
the right to receive shares of Tellium Common Stock in accordance with this Agreement at or after the Effective Time, unless and until the holder of such Dissenting Shares becomes ineligible for such appraisal. If a holder of Dissenting Shares shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the shares of Tellium Common Stock into which such holder's Astarte Common Stock was converted as of the Effective Time pursuant to this Agreement.

3.8. Escrow Shares.

     At the Effective Time, Tellium shall deliver to the Stockholder Representative who shall simultaneously deliver to an independent escrow agent designated by Tellium and reasonably acceptable to Astarte (the "Escrow Agent"),
                                                                 ------------
1,350,000 shares of Tellium Common Stock issued in the name of the Stockholder Representative (as defined in Section 10.3(c) below) (the "Escrow Shares") for
                                                           -------------
the benefit of the Astarte Stockholders to be held and applied in accordance with Article X herein and the Escrow Agreement by and among Tellium, the Stockholder Representative (as defined below) and the Escrow Agent to be entered into at the Effective Time in the form attached hereto as Exhibit D (the "Escrow
                                                          ---------       ------
Agreement").  By virtue of their approval of this Agreement under the Colorado
---------
Corporation Law, the Astarte Stockholders shall be deemed to (i) have approved and agreed to the delivery of 1,350,000 shares of Tellium Common Stock to the Escrow Agent by the Stockholder Representative, (ii) have approved and agreed to the Escrow Agreement and its terms and conditions, including the indemnification of the Stockholder Representative and delivery to Tellium of any Escrow Shares and dividends and distributions with respect thereto that are payable to Tellium under the Escrow Agreement and (iii) direct Tellium and the Escrow Agent to deliver to the Stockholder Representative for delivery to the Astarte Stockholders of any Escrow Shares and dividends and distributions with respect thereto that are payable to the Astarte Stockholders under the Escrow Agreement.

                                   Article IV
                                   ----------

                   Representations and Warranties of Astarte
                   -----------------------------------------

     Except as set forth in the disclosure schedule delivered by Astarte to Tellium and dated as of the date above (the "Astarte Disclosure Schedule"),
                                             ---------------------------
Astarte hereby represents and warrants to each of Tellium and the Company as set forth in this Article IV. The Astarte Disclosure Schedule shall be organized in paragraphs corresponding to the numbered Sections in this Article IV and the disclosures in any paragraph shall only qualify the corresponding Section in this Article IV:

4.1. Corporate Existence and Power.

     Astarte is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted. Astarte is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on Astarte. All jurisdictions in which Astarte is so qualified to do business are listed on Schedule 4.1. Astarte has previously delivered to Tellium and the Company true and complete copies of the Articles of Incorporation and Bylaws of Astarte, as amended to date and as in effect on the date of this Agreement, and all minutes of meetings (including actions in lieu thereof) of the board of directors (and each committee thereof) and stockholders of Astarte.

4.2. Corporate Authorization.

     (a) The execution, delivery and performance by Astarte of this Agreement and the agreements contemplated hereby, and the consummation by Astarte of the Merger and the Redemption and Distribution and other transactions contemplated hereby and thereby are within Astarte's corporate power and authority, and have been duly authorized by all necessary corporate action (other than the Stockholder Approval). The Board of Directors of Astarte has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of Astarte's stockholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) unanimously resolved to recommend approval and adoption of this Agreement and the Merger by Astarte's stockholders. This Agreement has been duly authorized, executed and delivered by Astarte and, subject to its execution by the other parties hereto, constitutes a valid and binding obligation of Astarte, enforceable against Astarte in accordance with its terms.

     (b) The affirmative vote of the holders of a majority of the outstanding shares of the capital stock of Astarte, is the only vote (the "Stockholder
                                                               -----------
Approval") of Astarte's capital stock necessary to approve this Agreement and
--------
the Merger.

4.3. Consents and Approvals.

     Except as set forth on Schedule 4.3, the execution, delivery and performance by Astarte of this Agreement, and the consummation of the Merger and the Redemption and Distribution and other transactions contemplated by this Agreement by Astarte, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any governmental or regulatory body, court, agency, official or authority (each, a "Governmental Authority") or other third party on the part of Astarte, other
-----------------------
than (i) routine filings with the Secretary of State of Colorado necessary to consummate the Merger, (ii) compliance with the applicable requirements of the Securities Act of 1933 (the "Securities Act"), and any applicable state
                             --------------
securities and "blue sky" laws in connection with the offering, sale and delivery of the shares of Tellium Common Stock to be issued in the Merger, and
(iii) any consent, approval, action, declaration, filing or registration where the failure to obtain and/or take such consent, approval or action, or to make such declaration, filing or registration, would not have a Material Adverse Effect on Astarte.

4.4. Non-Contravention.

     Except as disclosed on Schedule 4.4, the execution, delivery and performance by Astarte of this Agreement, and the consummation of the Merger and the Redemption and Distribution and other transactions contemplated by this Agreement by Astarte, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the Articles of Incorporation or Bylaws of Astarte, (ii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to Astarte, the effect of which would have a Material Adverse Effect on Astarte,
(iii) contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Astarte or to a loss of any benefit to which Astarte is entitled, under any provision of (A) any agreement, contract, indenture, lease or other instrument binding upon Astarte or (B) assuming compliance with the matters referred to in Section 4.3, any license, franchise, permit or other similar authorization held by Astarte, the effect of which would have a Material Adverse Effect on Astarte or (iv) except for the rights of any holders of Dissenting Shares, result in the creation or imposition of any mortgage, pledge, security interest, lien, claim, charge, restriction, encumbrance or assessment of any kind (each, a "Lien") on any asset of Astarte.
                      ----

4.5. Capitalization.

     As of the date hereof, the authorized capital stock of Astarte consists of
(i) 100,000,000 shares of Preferred Stock, of which 60,000,000 are designated Series A Preferred Stock, 35,436,075 of which are issued and outstanding and none of which are treasury shares and 40,000,000 are designated Series B Preferred Stock, 23,594,398 of which are issued and outstanding and none of which are treasury shares, and (ii) 50,000,000 shares of Astarte Common Stock, of which 28,259,499 shares are issued and outstanding and none of which are treasury shares. All issued and outstanding shares of Astarte Common Stock and Astarte Preferred Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of Astarte or any other person, and have been issued in compliance with federal and state securities laws. Except as set forth on Schedule 4.5, there are no outstanding (i) shares of capital stock or other voting securities of Astarte, (ii) securities of Astarte convertible into or exchangeable for shares of capital stock or voting securities of Astarte, (iii) options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from Astarte, or agreements, commitments or obligations of Astarte to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Astarte or (iv) any agreement, commitment or obligation of Astarte to grant, or enter into any such option, warrant, call, right, commitment or agreement (the items in clauses
(i), (ii) (iii) and (iv) being referred to collectively as the "Astarte
                                                                -------
Securities"). Except as set forth on Schedule 4.5, there are no outstanding
----------
obligations of Astarte to sell, issue or deliver, or to repurchase, redeem or otherwise acquire, any Astarte Securities. Schedule 4.5 sets forth a true and complete list of the record owners of all Astarte Securities (including holders of options) (including the amount of each type of Astarte Securities held by each such holder). No events have occurred that would cause an adjustment to the exercise price or conversion price of the Astarte Preferred Stock or any Astarte Option, whether pursuant to anti-dilution protections included in the instruments granting or evidencing the Astarte Preferred Stock and the Astarte Options or otherwise.

4.6. Subsidiaries.

     Except as set forth on Schedule 4.6, Astarte does not hold or own, directly or indirectly, any capital stock or other equity securities of any other corporation, or have any direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity.

4.7. Financial Statements.

     Astarte has previously delivered to Tellium and the Company the following financial statements (collectively, the "Financial Statements"):
                                         --------------------

     (a) the audited balance sheet of Astarte as of December 31, 1998 and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the periods from January 1, 1998 through December 31, 1998 and from January 1, 1999 through December 31, 1999, together with the notes thereto, in each case audited by, and accompanied by the report thereon, of Arthur Andersen LLP; and

     (b) the unaudited balance sheet of Astarte as of July 31, 2000 (the "Unaudited Balance Sheet") and the related statements of operations and cash
 -----------------------
flows for the seven months then ended.

     Each of the Financial Statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis, is correct and complete in all material respects and fairly presents in all material respects the financial position of Astarte as of its date or the results of operations or changes in financial position, as is appropriate, of Astarte for the periods then ended (subject, in the case of unaudited interim financial statements to normal recurring year-end adjustments, which adjustments will not be material in amount or effect, and the absence of notes). The accounting records underlying the Financial Statements accurately and fairly reflect, in reasonable detail, the transactions of Astarte, reflect only valid transactions, and fairly present in all material respects the basis for the financial position, the results of operations, and the changes in financial position set forth in the Financial Statements, and Astarte's books of account have been maintained on a consistent basis in accordance with acceptable business practice. All accounts receivable of Astarte are valid and enforceable, are not subject to any valid defense, set off or counterclaim, and are collectible in all material respects in accordance with their terms in the ordinary course of business of Astarte, except to the extent of any reserves therefor reflected on the Unaudited Balance Sheet or taken in the ordinary course of business which in the aggregate are not material to Astarte.

4.8.   Absence of Undisclosed Liabilities.

       Astarte has no Liabilities, except those Liabilities which are (a) fully reflected or in the aggregate adequately reserved against in the Unaudited Balance Sheet, (b) disclosed in this Agreement or on Schedule 4.8 hereto, or (c) incurred in the ordinary course of business and consistent with past practices and in the aggregate are not material to Astarte. There has not been any assertion against Astarte of any Liability of any nature or in any amount not
(i) fully reflected or in the aggregate adequately reserved against in the Unaudited Balance Sheet, (ii) disclosed in this Agreement or on Schedule 4.8 hereto, or (iii) incurred in the ordinary course of business and consistent with past practices and in the aggregate not material in amount to Astarte.

4.9.   Assets and Properties.

       All of the material assets and properties of Astarte are reflected on the Unaudited Balance Sheet (except to the extent not required to be so reflected by generally accepted accounting principles). Except as set forth in Section 4.12 or disclosed on the schedules referenced therein, Astarte has good, valid and marketable title to all of its owned assets and properties, whether real, personal or mixed, tangible or intangible, free and clear of all Liens, except Liens for current taxes not delinquent or being contested in good faith by appropriate proceedings or as set forth on Schedule 4.9. As of the date hereof, Astarte's assets include its rights with respect to the Peripheral Patents, the Astarte Planar Array Rights, the Astarte Intellectual Property Rights and the Astarte Third Party Intellectual Property Rights, trade, secrets, know-how and software, and all work in progress on Astarte's "Beehive Project" (which project has been discontinued). As of the Closing, Astarte's assets will include its rights with respect to the Peripheral Patents, the Astarte Intellectual Property Rights (other than the Astarte Planar Array Rights which will be owned by AFN LLC at the Closing), the Astarte Third Party Intellectual Property Rights and the Cash Reserve Amount (collectively, the "Acquired Properties").
                                            -------------------

4.10.  Real Property.

       Astarte does not own any real property. Set forth on Schedule 4.10 is an accurate and complete list and summary description of all real property currently leased by or on behalf of Astarte and, except as set forth on Schedule 4.10, none of the described leases require any consent to the transactions contemplated by this Agreement. Astarte has previously delivered to Tellium and the Company accurate and complete copies of all leases listed and described on
Schedule 4.10. Except as set forth on Schedule 4.10, Astarte has possession of each of the aforementioned properties and no event has occurred which, with the lapse of time or notice or both, would result in a default under any of the described leases, which default would have a Material Adverse Effect on Astarte. All rents or other payment obligations which have become due in respect of each of such leased properties have been paid, Astarte has complied with its obligations under the said leases and Astarte has neither received any notice of any breach of, nor breached in any respect, its obligations under any covenants, agreements, statutory requirements, planning consents, bylaws, orders and regulations affecting any of such properties, their use and any business of Astarte there carried on, except where non-payment, non-compliance or breach would not have a Material Adverse Effect on Astarte.

4.11.  Condition of Tangible Assets.

       All material tangible property, including leased property and the fixtures therein, of Astarte is in good operating condition, reasonable wear and tear excepted and, the operation and use of such property in the business of Astarte conforms to all applicable laws, ordinances, regulations, permits, licenses and certificates, except where non-compliance would not result in a Material Adverse Effect on Astarte.

4.12.  Intellectual Property.

       (a) Except as set forth on Schedule 4.12(a), Astarte owns, or has the right to use by written license or sublicense, the Peripheral Patents, the Astarte Planar Array Rights (which will be owned by AFN LLC at the Closing), all other patents, trademarks, trade names, service marks, copyrights, and any applications therefor, domain name, corporate name, logo, mask works, trade dress, formulae, netlists, cores, cells, designs, schematics, technology, trade secrets, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of Astarte as currently conducted (excluding any of the foregoing validly licensed or purchased from third parties as set forth on Schedule 4.12(b), the "Astarte
                                                                    -------
Intellectual Property Rights").  Schedule 4.12(a) sets forth a list of all
----------------------------
registered trademarks, service marks, trade names, copyrights and patents (and any applications for the registration thereof) owned or licensed by Astarte specifying as to each, as applicable: (i) whether the property is owned or licensed by Astarte; (ii) in the case of licensed properties, the owner of such property; and (iii) if applicable, the jurisdictions by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers. Astarte has received executed assignments for each of Astarte's patents and patent applications listed on Schedule 4.12(a), and has recorded the assignments for each of Astarte's patents and patent applications in the United States Patent and Trademark Office and in the other patent offices listed on Schedule 4.12(a). To Astarte's Knowledge, all registered trademarks, service marks and copyrights held by Astarte are valid and subsisting. To Astarte's Knowledge, all patents held by Astarte are subsisting, and all patent applications held by Astarte are pending in the appropriate national patent office, and Astarte is unaware of any defects in the prosecution of any such application or the development of the inventions disclosed in such application that would irrevocably foreclose the grant of patent rights under such application.

       (b) Schedule 4.12(b) sets forth a complete list of (i) all material licenses, sublicenses and other agreements as to which Astarte is a party and pursuant to which any person is authorized to use any Astarte Intellectual Property Right, including the identity of all parties thereto (other than customer licensing agreements received by customers in connection with purchases of Astarte's products that are not material to Astarte Intellectual Property Rights), and (ii) all licenses, sublicenses and other agreements as to which Astarte is a party and pursuant to which Astarte is authorized to use (1) any third party patents, trademarks or copyrights (including software) (the "Astarte Third Party Intellectual Property Rights") which are incorporated in, or form a part of, any Astarte product, or (2) any trade secret of a third party in or as to any Astarte product including the identity of all parties thereto. Astarte has no knowledge that the Astarte Third Party Intellectual Property Rights are not owned by or have not been assigned or licensed to the licensor of such right. Astarte is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any license, sublicense or agreement described on Schedule 4.12(b).

     (c) No claims with respect to Astarte Intellectual Property Rights or Astarte Third Party Intellectual Property Rights (to the extent arising out of any use, reproduction or distribution of such Astarte Third Party Intellectual Rights by or through Astarte), have been asserted or, to Astarte's Knowledge, are threatened by any person. Astarte has no knowledge of any grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Astarte infringes on any copyright, patent, trademark, service mark or trade secret, (ii) against the use by Astarte of any trademarks, trade names, trade secrets, copyrights, patents, technology, know how or computer software programs and applications used in Astarte's business as currently conducted,
(iii) challenging the ownership, validity or effectiveness of any of Astarte Intellectual Property Rights, or (iv) challenging Astarte's license or legally enforceable right to use, or the validity or effectiveness of Astarte Third Party Intellectual Property Rights. Astarte (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, and
(ii) except as set forth on Schedule 4.12(c), has not been threatened or charged in writing, orally or otherwise with infringement or violation of any patents, trademarks, service marks, copyrights or trade secrets or other proprietary right of any third party, and (iii) has no knowledge of the basis for any such threat or claim.

     (d) To Astarte's Knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Astarte Intellectual Property Rights or any Astarte Third Party Intellectual Property Right to the extent licensed by or through Astarte, by any third party, including any employee or former employee of Astarte.

     (e) No Astarte Intellectual Property Right or, to Astarte's Knowledge, Astarte Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by Astarte. Except for contracts licensing Astarte's products executed in the ordinary course of business and in accordance with Astarte's past practices, Astarte has not entered into any agreement to indemnify any other person against any charge of infringement of any third party's intellectual property right.

     (f) Astarte has taken reasonable measures to protect and preserve (i) the validity and enforceability of trademarks included in the Astarte Intellectual Property Rights, (ii) the confidentiality and validity and enforceability of unpublished copyrighted works or pending patent applications included in the Astarte Intellectual Property Rights, (iii) the validity and enforceability of patents included in the Astarte Intellectual Property Rights, and (iv) the confidentiality and validity and enforceability of its trade secrets and other confidential information. Except as set forth on Schedule 4.12(f), each employee and consultant of Astarte involved in the development of Astarte Intellectual Property Rights has executed a nondisclosure and assignment of inventions agreement to protect the confidentiality and to vest in Astarte exclusive ownership of such Astarte Intellectual Property Rights. To Astarte's Knowledge, no employee or consultant of Astarte has used any trade secrets or other confidential information of any other person in the course of their work for Astarte and, except as set forth on Schedule 4.12(c), Astarte has not been sued, charged or threatened with any such claim. To Astarte's Knowledge, no employee or consultant has used, divulged or appropriated for the benefit of, himself or any person other than Astarte any trade secret or confidential information of Astarte. Astarte has no written or oral agreements with employees or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee or consultant may have nonexclusive rights to the portions of Astarte's Intellectual Property Rights so created by such individual, except as set forth on Schedule 4.12(f).

     (g) To Astarte's Knowledge, no Astarte Employee or consultant is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed or engaged by Astarte because of the nature of the business conducted or to be conducted by Astarte or relating to the use of trade secrets or proprietary information of others; and, to Astarte's Knowledge, the continued employment or retention of its officers, employees or consultants does not subject Astarte to any material Liability with respect to any of the foregoing matters; and, except as set forth on Schedule 4.12(c), Astarte has not been sued, charged or threatened with any claim with respect to any of the foregoing matters.

     (h) Except as set forth on Schedule 4.12(h), Astarte owns or has the exclusive right to use, make, sell, license, or sublicense and bring actions for infringement of all Astarte Products (as defined below) and Astarte Intellectual Property Rights developed by or for Astarte or that are used or currently proposed to be used in the business of Astarte as currently conducted or proposed to be conducted. Except as set forth on Schedule 4.12(h), all Astarte Products and Astarte Intellectual Property Rights are owned by Astarte free and clear of any rights or claims of any former Astarte Employees and former employers of all current Astarte Employees or consultants or other third parties. The source codes for the Astarte Products constitute trade secrets of Astarte that are presently valid and protectable. All Taxes and fees, including patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the Astarte Intellectual Property Rights, due and payable on or before the date hereof, have been paid by Astarte, except where failure to pay has not had and could not reasonably be expected to have a material adverse effect on such Astarte Intellectual Property Rights.

       (i) Each of the Astarte products is listed on Schedule 4.12(i) (the "Astarte Products"). Except as set forth on Section 4.12(i), Astarte has not
-----------------
granted a license to use or the right to acquire a license to use any future version of any Astarte Product, and no agreement to which Astarte is a party will restrict Tellium or the Surviving Corporation from charging customers for any such new version. No Person has any rights under any source code escrow agreement relating to Astarte Products or Astarte Intellectual Property Rights. Except as set forth in Schedule 4.12(i), to Astarte's Knowledge no Person outside of Astarte has had access to or the right of access to source code for the Astarte Products or will have the right to such access as a result of any of the transactions contemplated by this Agreement.

       (j) No Person has a right to receive a royalty or similar payment in respect of any Astarte Product or any Astarte Intellectual Property Rights, except as set forth in Schedule 4.12(j). Except as set forth on Schedule 4.12(j), Astarte has no licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any Astarte Product or Astarte Intellectual Property Rights.

       (k) Each of the representations in this Section 4.12 is qualified by the impact of the agreements and transactions set forth below and the matter referred to in subparagraph (vi) below, and the fulfillment of obligations under such agreements and/or consummation of the transactions and the existence of any prior art by reason of the matter referred to in subparagraph (vi) below and shall not constitute a breach of representation, warranty, covenant or agreement contained in this Section 4.12:

            (i)   the transactions contemplated by the Patent Assignment;

            (ii) the distribution by Astarte of all of its interest in AFN LLC to Astarte shareholders in the Distribution;

            (iii) the consummation of the transactions contemplated by the Corning LOI and the Corning Agreement;

            (iv) the transactions between Astarte and Texas Instruments Incorporated described in or contemplated by the Texas Instruments LOI and the Texas Instruments Agreement;

            (v)   the rights of the Laor Parties under the Laor Agreements; and

            (vi) Astarte has recently been furnished with an article pre-dating the Planar Array Application which foretells significant portions of the Astarte Planar Array Rights and could be considered prior art, and Astarte has caused to be furnished to Tellium a copy of the article, receipt of which is hereby acknowledged by Tellium.

4.13.  Absence of Certain Changes.

       (a) Except as disclosed on Schedule 4.13, or as reflected in the Unaudited Balance Sheet, since December 31, 1999, the business of Astarte has been conducted in the ordinary course and, except as may result from the transactions contemplated by this Agreement, there has not been:

          (i) other than with respect to the Texas Instruments LOI and the Texas Instruments Agreement, the Corning LOI and the Corning Agreement, the Redemption Agreements and the Distribution, any event, occurrence, development or state of circumstances or fact which has had a Material Adverse Effect on Astarte;

          (ii) other than with respect to the Redemption Agreements, and the Distribution, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Astarte, or any repurchase, redemption or other acquisition by Astarte of any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, Astarte;

          (iii) any amendment of any term of any Astarte Securities or any amendment to Astarte's Articles of Incorporation or Bylaws;

          (iv) any incurrence, assumption or guarantee by Astarte of any indebtedness for borrowed money other than in the ordinary course of business;

          (v)    any creation or assumption by Astarte of any Lien on any asset;

          (vi) any making of any loan, advance or capital contributions to or investment in any person, except with respect to loans made to certain Astarte Employees by AFN LLC to enable such Astarte Employees to exercise their stock options which shall be disclosed on Schedule 4.13;

          (vii) any damage, destruction or other casualty loss not fully covered by insurance affecting the business or assets of Astarte which has had or could reasonably be expected to result in or have a Material Adverse Effect on Astarte;

          (viii) any acquisitions of any capital assets or any other investments for aggregate consideration in excess of $20,000;

          (ix) other than with respect to the Redemption Agreements, the Patent Assignment and the Distribution, any sale, lease, pledge, transfer or other disposition of any capital assets for aggregate consideration in excess of $20,000;

          (x) other than with respect to the Redemption Agreements, the Patent Assignment and the Distribution, any transaction or commitment made, or any contract or agreement entered into, by Astarte relating to its assets or business (including the acquisition or disposition of any assets) other than those transactions covered by any other subparagraphs of this Section 4.13 or any relinquishment by Astarte of any contract or other right, in either case, involving an amount in excess of $20,000;

          (xi) any change in any method of accounting or significant accounting practice (including for bad debts, contingent Liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income or expense), or any writing up, down, or off of the book value of any material amount of assets, by Astarte;

          (xii) any (A) grant of any severance or termination pay to any Astarte Employee or (B) change in benefits payable under any Astarte Employee Plan, including existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, except as otherwise contemplated in Section 3.3(b) or 6.2(n) of this Agreement;

          (xiii) any increase in the rate or terms of compensation payable or to become payable by Astarte to Astarte Employees or any increase in the rate or terms of any bonus, pension or other employee benefit plan covering any of the Astarte Employees (including any new or amended employment, consulting or other compensation agreement), except in each case increases occurring in the ordinary course of business in accordance with its customary practices (including normal periodic performance reviews and related compensation and benefit increases) and except as otherwise provided in Section 6.2(n) of this Agreement;

          (xiv) any labor dispute, including any claims brought under the WARN Act, Title VII, ERISA or any other applicable federal, state or local Law (domestic or foreign), other than routine individual grievances, or to Astarte's Knowledge, any activity or proceeding by a labor union or representative thereof to organize any employees of Astarte, or any lockouts, strikes, slowdowns, work stoppages or to Astarte's Knowledge, threats thereof by or with respect to any employees of Astarte;

          (xv) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of Astarte to compete with any person in any geographic area or engage in any line of business;

          (xvi) any joint venture or similar arrangement which involves a sharing of assets, profits or future payments to other persons;

          (xvii) other than with respect to the Texas Instruments LOI and the Texas Instruments Agreement and the Corning LOI and the Corning Agreement, any transfer (by way of a license or otherwise) to any Person of rights to any material Astarte Intellectual Property Rights, other than licenses in the ordinary course of business consistent with past practice;

          (xviii) other than with respect to the Texas Instruments LOI and the Texas Instruments Agreement, the Corning LOI and the Corning Agreement or the Laor Agreements, any failure or ineffective act to maintain, renew, extend or enforce any material Astarte Intellectual Property Rights;

          (xix) forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims; or

          (xx) any agreement, undertaking or commitment to do any of the foregoing.

4.14. Litigation.

      Except as set forth on Schedule 4.14, there is no claim, action, suit, investigation or proceeding pending or, to Astarte's Knowledge, threatened against or affecting, Astarte or any of its properties or assets before any court or arbitrator or any Governmental Authority. Except as set forth on Schedule 4.14, to Astarte's Knowledge, there is no litigation pending or threatened against any director, officer or key employee relating to Astarte or its business. Neither Astarte nor, to Astarte's Knowledge, any director, officer or key employee, is subject to any judgment, order, decree, ruling, injunction or writ relating to Astarte entered in any lawsuit or proceeding or issued by any Governmental Authority. The foregoing sentences include, without limiting their generality, actions pending or threatened (or any basis therefor known to Astarte) involving the prior employment or engagement of any of the Astarte's directors, officers, key employees or consultants or their use in connection with Astarte's business of any information or techniques allegedly proprietary to any of their former employers or to any other Person and any form of adversarial inquiry, investigation or proceeding (e.g., arbitration or mediation).

4.15.  Material Contracts.

       (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed on Schedule 4.15, copies of which have been provided to Tellium, or except for the Astarte Employee Plans disclosed pursuant to Section 4.22(a), Astarte is not a party to or subject to:

            (i)    any collective bargaining agreement;

            (ii) any agreements that contain, or require payment of, severance Liabilities;

            (iii) any severance or termination pay plans, policies or arrangements, any bonus plans, policies or arrangements, any deferred compensation, any incentive compensation, pension, profit-sharing or retirement plans, agreements or arrangements, any group health, retiree medical or other types of plans or arrangements (whether funded or unfunded) providing for welfare benefits, or any other employee benefit plans or arrangements;

            (iv) any employment or consulting agreement, contract or commitment with an Astarte Employee or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

            (v) any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (vi)   any fidelity or surety bond or completion bond;

            (vii) any lease of personal property having a remaining value individually in excess of $20,000;

            (viii) any agreement of indemnification or guaranty;

            (ix) any agreement, contract or commitment containing any covenant limiting the freedom of Astarte or any Astarte Employees to engage in any line of business or compete with any person;

          (x) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $20,000;

          (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof;

          (xiii) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $20,000 or more;

          (xiv) any distribution, joint marketing, teaming or development agreement;

          (xv) any material distributor, dealer, franchise, original equipment manufacturer, reseller, manufacturer's representative or sales agency contract or commitment;

          (xvi) any material agreements pertaining to Astarte's maintenance or support of its products, services or supplies;

          (xvii) any agreement, contract or commitment which involves $20,000 or more and is not cancelable without penalty within thirty (30) days;

          (xviii) any material agreement, contract or commitment in respect of licenses or other intellectual property or relating to retailer relationships, e-commerce relationships or advertising or promotional agreements or any joint development agreement, revenue sharing agreement, website marketing agreement, co-branding agreement, business development agreement or other similar agreement; and

          (xix) any other agreement, contract or commitment that is material to Astarte.

Astarte has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment set forth in any of the Astarte Disclosure Schedules in such a manner as would permit any other party to cancel or terminate the same. Each agreement, plan, contract or commitment set forth in any of the Astarte Disclosure Schedules is a valid, binding and enforceable agreement of Astarte and, to Astarte's Knowledge, each other party thereto and is in full force and effect and is not subject to any default thereunder to Astarte's Knowledge by any party obligated to Astarte pursuant thereto.

     (b) Except as disclosed on Schedule 4.15, there is no contract, agreement, commitment or obligation to which Astarte is a party or is bound that at the time it was entered into or made was, or is currently, known or expected by Astarte to result in any material loss to Astarte upon completion or performance thereof, or any bid, offer or proposal which if accepted would constitute such a contract, agreement, commitment or obligation.

       (c) Except as disclosed on Schedule 4.15, (i) Astarte is not a party to any agreement with any of its securityholders or optionholders, or, to Astarte's Knowledge, any Affiliate of any Significant Stockholder of Astarte and (ii) to Astarte's Knowledge, no Significant Stockholder of Astarte is a party to any agreement with any other such Significant Stockholder, in each case relating to Astarte or any of its securities.

4.16.  Taxes.

       (a) Astarte has filed when due (including any extensions of such due date) all Tax Returns required to be filed by or on its behalf and such Tax Returns are true, complete and correct in all material respects. Astarte is not currently the beneficiary of (i) any extension of time within which to file or
(ii) any waiver of the limitation period applicable to any Tax Return. All material Taxes shown to be payable by Astarte on the Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other material Taxes are payable by Astarte with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns or claimed to be due by any taxing authority) or with respect to any period ending on or prior to the Effective Time. Astarte has paid all material estimated Taxes required to be paid on or prior to the Effective Time. No claim has ever been made by an authority in a jurisdiction where Astarte does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Astarte with respect to Taxes that arose in connection with any failure (or alleged failure) to pay any Tax when due and no Liens will arise as a result of the transactions contemplated by this Agreement.

       (b) Astarte has withheld and paid over all material Taxes required to have been withheld and paid over by it, and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party.

       (c) Except as disclosed on Schedule 4.16(c), the amount of Astarte's Liability for unpaid Taxes for all periods ending on or before the Closing Date (excluding unpaid Taxes with respect to the Distribution, the consummation of the Corning Agreement, and franchise, use, ad valorem, payroll and similar taxes incurred in the ordinary course of business subsequent to the date of the Unaudited Balance Sheet until the Closing Date) does not, in the aggregate, exceed by any material amount the amount of the net current liability accruals for Taxes set forth on the Unaudited Balance Sheet and, except with respect to the Distribution, Astarte will incur no additional Taxes subsequent to the date of the Unaudited Balance Sheet until the Closing Date except in the ordinary course of business. Astarte reasonably expects that the Escrow Shares will be adequate to indemnify Tellium and the Surviving Corporation pursuant to Section 10.2(a)(iii) for the amount of Astarte's Liability for unpaid Taxes in excess of $3,500,000 for all Pre-Closing Tax Periods including unpaid Taxes with respect to the Distribution, the consummation of the Corning Agreement or portion of periods ending on or before the Closing Date.

       (d) No material claim, audit, action, suit, proceeding or investigation is currently pending or to the knowledge of Astarte threatened in writing against or with respect to Astarte by any taxing authority in connection with any of the Tax Returns of Astarte. No notice of deficiency or similar document of a taxing authority asserting Astarte has unpaid Tax Liability has been received by Astarte and there are no Liabilities for Taxes with respect to the issues that have been raised (and are currently pending) by any taxing authority that could, if determined adversely to Astarte, materially and adversely effect the Liability of Astarte for Taxes. Schedule
4.16 lists all federal, state, local and foreign income Tax Returns filed with respect to Astarte for taxable periods ended since December 31, 1995, indicates those returns that have been audited and indicates those returns that currently are the subject of audit. Astarte has delivered to Tellium and the Company correct and complete copies of all federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Astarte since December 31, 1995. All elections with respect to Taxes affecting Astarte, as of the date hereof, are set forth in the Tax Returns, other than any such elections which are not required to be included in the Tax Returns, copies of which have been made available to Tellium and the Company.

     (e) Astarte has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (f) Astarte has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither Astarte or any ERISA Affiliate sponsors or maintains, or otherwise is a party to, any contract, agreement, plan or arrangement covering any Astarte Employee that, individually or collectively, could reasonably give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. Astarte has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Astarte is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982.
None of the assets of Astarte is "tax-exempt use property" within the meaning of
Section 168(h) of the Code. Astarte is not and has not ever been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Astarte has never been a party (either as a distributing corporation or as a corporation that has been distributed) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state law. Astarte is not (and has not ever been) a party to any Tax indemnity allocation or sharing agreement. Astarte (A) has not ever been a member of a group of corporations filing a consolidated, unitary or combined Tax Return and (B) is not liable for the Taxes of any other person under Treas. Reg.
(S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Astarte has not taken any action that would have the effect of deferring any material Liability for Taxes for Astarte from any taxable period ending at or before the Effective Time to any taxable period thereafter other than actions consistent with past practices. Astarte has not participated in or cooperated with any international boycott within the meaning of Section 999 of the Code. The ability of Astarte to use its net operating loss and other carryovers have not been affected by Sections 382, 383 or 384 of the Code (other than as a result of the Merger). The transactions set forth in this Agreement are not subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. Astarte is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Astarte has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. No power of attorney has been granted by Astarte, and is currently in force, with respect to any matter relating to Taxes. Astarte has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
Section 6662 of the Code.

4.17.  Transactions With Affiliates.

       Except as set forth on Schedule 4.17, there are no loans, leases, royalty agreements or other agreements between Astarte, on the one hand, and any Affiliate of Astarte, any of the stockholders of Astarte, to Astarte's Knowledge, any Affiliate of any Significant Stockholder of Astarte, or, to Astarte's Knowledge, any member of any such Significant Stockholder's family, on the other hand. Except as set forth on Schedule 4.17, no Astarte Stockholder, Astarte Employee or director of Astarte (a) to Astarte's Knowledge, has any material direct or indirect interest in any entity which does business with Astarte, (b) to Astarte's Knowledge, has any direct or indirect interest in any property, asset or right which is used by Astarte in the conduct of its business, or (c) has any contractual relationship with Astarte other than such relationships which occur from being an employee, officer, director or stockholder of Astarte.

4.18.  Insurance Coverage.

       Schedule 4.18 sets forth an accurate and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations and Astarte Employees, except for the Astarte Employee Plans disclosed pursuant to Section 4.22(a). There is no claim by Astarte pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and Astarte has otherwise complied with the terms and conditions of all such policies and bonds in all material respects. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since the dates indicated on Schedule 4.18 and remain in full force and effect. Astarte has no knowledge of any threatened termination of, and has not received written notice of any premium increase with respect to, any of such policies or bonds. Astarte's insurance coverage is customary for corporations of similar size engaged in similar lines of business.

4.19.  Compliance With Laws; No Defaults.

       Astarte has been, and is in compliance with, and is not in default under, and no condition exists that with notice or lapse of time or both would constitute a violation of or default under, any applicable provisions of any Law or Permit, except for violations that have not had and could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on Astarte. The Distribution, the Redemption and the other transactions outlined in the Patent Assignment, the Corning LOI and the Texas Instruments LOI have been or shall be made in compliance with all Laws.

4.20.  Permits.

       Astarte has all Permits necessary for the conduct of its business, except for Permits as to which the failure to maintain such Permits does not, in the aggregate, have a Material Adverse Effect on Astarte. All such Permits used in Astarte's business are set forth on Schedule 4.20, are in full force and effect, and except as set forth on Schedule 4.20, no written notice of any violations has been received by Astarte relating to such Permits. Astarte is not in violation of any such Permit, except where such violations would not have a Material Adverse Effect and no action, suit, proceeding, investigation, audit or claim is pending or, to the knowledge of Astarte, threatened, that would have the effect, directly or indirectly, of revoking or limiting in any way any such Permits, except where such revocation or limitation would not have a Material Adverse Effect. Except as disclosed on Schedule 4.20, to the knowledge of Astarte, all such Permits will remain in force and effect after the Closing without notice to or approval by any Governmental Authority.

4.21.  Environmental Matters.

       Except as otherwise disclosed on Schedule 4.21:

       (a) Astarte has not received during the past five (5) years any written notice, citation, claim, assessment, proposed assessment or demand or any other written communication (collectively, "Environmental Notices") alleging any past
                                      ---------------------
or present violation of any Environmental Law by or on behalf of Astarte with respect to which any Environmental Cost may hereafter become due or payable and, to the knowledge of Astarte, there is no reasonable basis for any such Environmental Notice;

       (b) Astarte has not received any Environmental Notices that it is or may be a potentially responsible party or otherwise liable under any Environmental Law in connection with any waste disposal site allegedly containing, or in connection with any other location used for the disposal of, any Hazardous Materials. Schedule 4.21 contains a list of all sites or locations, to the knowledge of Astarte, at any time used by or on behalf of Astarte for the disposal of any waste containing Hazardous Materials;

       (c) no portion of the real property owned, leased or controlled by Astarte, whether currently or prior hereto, has been the site or source of any release, as defined under any Environmental Law, of any Hazardous Material in an amount or concentration or to an extent which exceeds applicable cleanup or other applicable legal standards or requirements or which was reportable under any Environmental Law, and such real property is free of all contamination arising out of, relating to, or resulting from any release, discharge or emission of Hazardous Materials, other than such releases and contamination that are or were permitted by, or could not result in any Liability of Astarte under, Environmental Laws;

       (d) no Hazardous Materials exist at, on, under or about any portion of the real property currently owned, leased or controlled by Astarte, other than Hazardous Materials consisting of stock in trade or actively used for the maintenance or operation of Astarte's business, all of which are maintained, in compliance with Environmental Laws;

       (e) Astarte is and, to Astarte's Knowledge, has been in compliance with all applicable Environmental Laws in the conduct of its business and with respect to the real property described in Section 4.21(c) and activities thereat or related thereto;

       (f) Astarte has made timely and complete application for the issuance, renewal, extension, and reissuance of all Permits required under any Environmental Law and will, prior to the Closing Date, make timely and complete application for the maintenance in force and effect of all such Permits as may be necessary due to the change in control of Astarte;

     (g) there are no claims, written notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of Astarte, threatened against Astarte, and no written requests from any Governmental Authority to perform any investigatory or remedial activity have been made to Astarte or, to the knowledge of Astarte, any other Persons, that are based on or related to any actual or alleged release of Hazardous Materials, any other Environmental Matters, or the failure to have any required Permits, in each instance in connection with the activities or assets of Astarte and that could result in any liability of Astarte under Environmental Laws;

     (h) there are no conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions arising out of, related to or resulting from the activities or assets of Astarte that (i) may give rise to any Liability or any other obligation under any Environmental Laws that may, after the Closing, require Tellium, the Surviving Corporation or any of their Affiliates to pay any Environmental Costs, (ii) may form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against Tellium, the Surviving Corporation or any of their Affiliates that may, after the Closing, require Tellium, the Surviving Corporation or any of their Affiliates to pay any Environmental Costs, or (iii) may, after the Closing, interfere with or prevent compliance by Tellium, the Surviving Corporation or its Affiliates with Environmental Laws or any Permits thereunder;

     (i) there are and have been no underground storage tanks, incinerators or surface impoundments at, on, under, or within any portions of the real property currently or at any time during the past three years owned, leased or operated by Astarte and that could result in any liability of Astarte under Environmental Laws;

     (j) to Astarte's Knowledge, no poly- or monochlorinated biphenyls, no equipment containing any poly- or monochlorinated biphenyls, asbestos or asbestos-containing materials are or have been present at, on, under, or within any real property described in Section 4.21(i); and

     (k) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which Astarte has possession, or to which it has reasonable access, in relation to the current or prior business of Astarte or any property or facility now or previously owned or leased by Astarte relevant to the environmental condition of said property or facility at the time Astarte owned or leased such property.

     For purposes of this Section 4.21, the term "Astarte" shall include any
                                                  -------
business or business entity (including a corporation) which is a predecessor, in whole or in part, of Astarte.

4.22. Employees and Employee Plans.

     (a)  Schedule 4.22 lists all Astarte Employee Plans.

     (b) With respect to each Astarte Employee Plan, Astarte has made available to Tellium, (i) a true and correct copy of the two (2) most recent annual reports (Form 5500), if applicable, filed with the IRS, (ii) a current, accurate and complete copy of the Astarte Employee

Plan, including any amendments thereto, (iii) each trust or funding agreement and group annuity contract, if any, relating to such Astarte Employee Plan, (iv) the most recent actuarial report or valuation, if any, relating to the Astarte Employee Plan, (v) the most recent summary plan description of such Astarte Employee Plan, and (vi) summaries of any material modifications to the most recent summary plan description provided to any Astarte Employee relating to each Astarte Employee Plan.

     (c)  Each Astarte Employee Plan which is intended to be qualified under
Section 401(a) of the Code, including the Astarte 401(k) Plan, has received a determination letter issued by the IRS to the effect that each such Astarte Employee Plan is so qualified, and that each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and that, to Astarte's Knowledge, no condition exists that could reasonably be expected to adversely affect the qualified status of such plans. Astarte has furnished to Tellium copies of the most recent IRS determination letters with respect to each such plan and, except as otherwise disclosed in Schedule 4.22, no such Astarte Employee Plan has been amended since the date of such determination letters. Except as otherwise disclosed on Schedule 4.22, no Astarte Employee who participates in the Astarte 401(k) Plan has a loan under such plan.

     (d) Each Astarte Employee Plan has been maintained in material compliance with, and is not in any material respects in default of, its terms and the requirements imposed under ERISA, the Code or any other federal, state or local Law (domestic or foreign), including without limiting the foregoing, the timely filing of all required Form 5500s and other reports, documents and notices, where applicable, with the IRS and the Department of Labor. To Astarte's Knowledge, Astarte and each ERISA Affiliate have performed all material obligations required to be performed by them under each Astarte Employee Plan, and no action or failure to act and no transaction or holding of any asset by, or with respect to, any Astarte Employee Plan has or may subject Astarte, the Surviving Corporation or any ERISA Affiliate or any fiduciary to any material tax or other penalty. There are no actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of Astarte, threatened or anticipated (other than routine claims for benefits) against Astarte or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Astarte Employee Plan with respect to any Astarte Employee Plan, or against any Astarte Employee Plan or against the assets of any Astarte Employee Plan. To Astarte's Knowledge, no event or transaction has occurred with respect to any Astarte Employee Plan that would result in the imposition of any tax under Chapter 43 of Subtitle D of the Code. Astarte has made all payments required to be made to an Astarte Employee Plan on a timely basis with respect to all periods through the date hereof. No Astarte Employee Plan is under audit or investigation by the IRS, the Department of Labor, the PBGC, or any other governmental agency and to the knowledge of Astarte, no such audit or investigation is pending or threatened. To Astarte's Knowledge, no "prohibited transaction" (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred which could reasonably be expected to result in the imposition of any material taxes or other penalties on Astarte.

     (e) Except where failure to comply with each of the following representations could not individually or in the aggregate be expected to have a Material Adverse Effect on Astarte, Astarte (i) is in compliance with all applicable federal, state and local Laws (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Astarte Employees; (ii) has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to Astarte Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; (iv) is not liable for any past due payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for Astarte Employees; and (v) with respect to any Astarte Employees whose employment was terminated prior to the date hereof, is not liable for any unpaid severance pay provided under any severance plan or policy or any employment agreement, any accrued and unpaid commissions, salary or other wages, any accrued and unpaid vacation pay, or any unpaid bonus payments (other than the One-Time Bonus Payment).

     (f) Except as set forth on Schedule 4.22, neither Astarte nor any of its ERISA Affiliates presently sponsors, maintains or contributes to, nor has Astarte or any of its ERISA Affiliates ever sponsored, maintained, contributed to, or been required to contribute to, a Pension Plan which is subject to Title IV of ERISA. Neither Astarte nor any of its ERISA Affiliates maintains, or has ever maintained or contributed, or has been required to contribute, to or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) for, any "multiemployer plan" (as that term is defined in Section 3(37) of ERISA).

     (g) To Astarte's Knowledge, no event has occurred in connection with the termination of the Astarte Employees on or prior to the date hereof, and there exists no condition or set of circumstances with respect to the termination of any remaining Astarte Employees, which could reasonably be expected to subject Astarte to any Liability, including any Liability under the WARN Act, Title VII, ERISA, or any other applicable federal, state or local Law (domestic or foreign), other than those obligations or liabilities associated with (i) making contributions, paying premiums or making any other payments required to be made under the Astarte Employee Plans, (ii) with respect to any Astarte Employees who are employed by Astarte on the date hereof, paying any unpaid severance pay pursuant to any employment agreement or any severance plan, policy or other similar agreement, any accrued and unpaid salary or other wages, any accrued and unpaid vacation pay, and any unpaid bonuses, (iii) with respect to any Astarte Employees whose employment was terminated prior to the date hereof, paying the One-Time Bonus Payment, or (iv) providing COBRA. Astarte is not involved in any dispute, grievance or litigation relating to the termination of any Astarte Employee's employment on or prior to the Closing.

     (h) Astarte does not maintain or contribute to, nor has entered into, any Astarte Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Astarte Employee upon his or her retirement or termination of employment, except as may be required by Section 4980B of the Code.

     (i) No Astarte Employees are currently represented by any labor union for purposes of collective bargaining and, to Astarte's Knowledge, no activities the purpose of which is to achieve such representation of all or some of such Astarte Employees are threatened or ongoing. No work stoppage or labor strike against Astarte by Astarte Employees is pending or, to Astarte's Knowledge, threatened. Astarte (i) is not involved in or, to Astarte's Knowledge, threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Astarte Employees, including, without limitation, violation of any federal, state or local labor, safety or employment Laws (domestic or foreign), charges of unfair labor practices or discrimination complaints; (ii) has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is not presently, nor has been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to Astarte Employees and no such agreement or contract is currently being negotiated by Astarte or any of its affiliates.

      (j) To Astarte's Knowledge, any Welfare Plan that that is a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA ("MEWA") has complied in all material respects with all requirements imposed
  ----
under ERISA and or any other federal, state or local Law (foreign or domestic) arising directly or indirectly from its status as a MEWA. No Astarte Employee Plan or agreement is funded by a trust described in Section 501(c)(9) of the Code.

      (k) With respect to each Welfare Plan, other than the Astarte Flexible Benefit Plan, all claims incurred (including claims incurred but not reported) by Astarte Employees thereunder for which Astarte is, or will become, liable are
(i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; or (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the
                                                     ---
HMO bears all Liability for such claims. Except for the Astarte Flexible Benefit Plan, all Welfare Plans maintained by Astarte prior to and as of the Effective Time are "Small Welfare Plans" within the meaning of Labor Regulations
Section 2528.109-20. Except for the Astarte Group Health Plan, the Astarte Flexible Benefit Plan and the Astarte Disability Plan, to Astarte's Knowledge, no event has occurred and there exists no condition or set of circumstances which, upon the termination of each Welfare Plan, will result in liability to Astarte or the Surviving Corporation. As of the date hereof, no Astarte Employees are receiving long-term disability, and to Astarte's Knowledge, no Astarte Employee is currently entitled to receive long-term disability benefits.

      (l)  Except as set forth on Schedule 4.22, Astarte is not a party to any
(i) agreement with any Astarte Employee, the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving Astarte of the nature contemplated by this Agreement, (ii) agreement with any Astarte Employee providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $80,000 per annum, or (iii) bonus arrangement, agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased or become payable, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or together with any subsequent event) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

4.23. Finders' Fees.

      Except as disclosed on Schedule 4.23, there is no employee, consultant, investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Astarte which might be entitled to any fee or commission from Tellium, the Company,

Astarte or any other Person upon consummation of the transactions contemplated by this Agreement.

4.24.  Disclosure.

       (a) None of the representations and warranties of Astarte contained herein or in and of the Schedules hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances in which it was made.

       (b) None of the information supplied by Astarte or any Subsidiary of Astarte, including AFN LLC, to the stockholders of Astarte in connection with the Redemption and Distribution and the Merger, including any Astarte Restructuring Document or any information statement referred to in Section 6.2(h) hereof, or similar document (collectively and as supplemented or amended from time to time, "Stockholder Communications") will at the time of mailing of
                    --------------------------
any such Stockholder Communications, and at the time of any meeting of the stockholders of Astarte contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading. Notwithstanding the foregoing, Astarte shall not have any liability for any information (i) contained in the Tellium private placement memorandum distributed to the Astarte Stockholders or (ii) included in the Stockholder Communication at the express written direction of Tellium pursuant to this Section 4.24(b). All of the Astarte Restructuring Documents as of the date of this Agreement are attached hereto as Exhibit L or will be provided to
                                              ---------
Tellium prior to distribution to the Astarte Stockholders.

4.25.  Investment Representations.

       Schedule 4.25 sets forth the location (and address) where each holder of Astarte Securities, to Astarte's Knowledge, is a resident, is domiciled, or maintains its principal executive office.

4.26.  Government Contracts.

       Astarte is not, and, except as set forth on Schedule 4.26, the execution and delivery of this Agreement by Astarte and the consummation of the transactions contemplated by this Agreement will not result, in any material violation, breach or default by Astarte of any term or provision of (i) any agreement, contract or commitment with the United State Government or any state, municipal or other local government or government entity, (ii) any subcontract issued at any tier under a prime agreement, contract or commitment with the United States Government or any state, municipal or other local government or government entity or (iii) any bid, proposal or quotation relating to an agreement, contract or commitment with the United States Government or any state, municipal or other local government or governmental entity or a subcontract issued under such an agreement, contract or commitment.

4.27.  Customers and Suppliers.

       Schedule 4.27 lists (i) Astarte's 10 largest customers determined on the basis of 1999 revenues and (ii) Astarte's 10 largest suppliers determined on the basis of 1999 purchases. Except as disclosed on Schedule 4.27, since January 1, 2000, none of such customers has ceased or materially reduced its purchases from or use of the services of Astarte or, to the knowledge of Astarte, has threatened to cease or materially reduce such purchases or use and none of such suppliers has reduced its sales to or provision of services to Astarte or, to the knowledge of Astarte, has threatened to reduce its sales or provision of services to Astarte. Except as disclosed on Schedule 4.27, to the knowledge of Astarte, no such customer or supplier is threatened with bankruptcy or insolvency or is owed any amount due or payable 30 days or more in arrears.

4.28.  Indebtedness.

       Except as set forth on Schedule 4.28, Astarte does not have any outstanding Indebtedness. As of the Closing Date, the aggregate amount of Astarte's outstanding Indebtedness (other than the capital leases listed as such on Schedule 4.28) shall not exceed the sum of (i) Astarte's accounts receivable listed on Schedule 4.28 under "Accounts Receivable" for which Astarte has not received payment prior to the Closing, (ii) the amounts received on account of, or receivable upon completion of, all purchase orders (or portions thereof) listed on Schedule 4.28 under "Pending Orders" that Astarte has not delivered under (or otherwise completely discharged its obligation in connection with) as of the Closing ("Astarte Pending Orders"), which amounts receivable are set
                 ----------------------
forth under "Pending Orders" on Schedule 4.28 opposite the corresponding Astarte Pending Orders and shall be reduced by any amounts for which Astarte has received payment prior to the Closing, (iii) the Indebtedness listed under "Permitted Indebtedness" on Schedule 4.28 (the "Permitted Indebtedness"), which
                                                ----------------------
shall not in the aggregate exceed $3,400,000 and (iv) any cash reserves in excess of the Cash Reserve Amount. Astarte has not defaulted, and no waiver of default is currently in effect, in the payment of any principal or interest on any such Indebtedness and no event or condition exists with respect to any such Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

4.29.  No Other Representations and Warranties.

       Except for the representations and warranties of Astarte contained in
Article IV of this Agreement, Astarte has not made, and Tellium is not relying on, any representation or warranty with respect to Astarte or the transactions contemplated by this Agreement.


                                   Article V
                                   ---------


           Representations and Warranties of Tellium and the Company
           ---------------------------------------------------------

       Except as set forth in the disclosure schedule delivered by Tellium to Astarte and dated as of the date above (the "Tellium Disclosure Schedule"),
                                             ---------------------------
Tellium and the Company hereby jointly and severally represent and warrant to Astarte as set forth in this Article V. The Tellium Disclosure Schedule shall be organized in paragraphs corresponding to the numbered sections in this Article V and the disclosures in every paragraph shall only qualify the corresponding section in this Article V.

5.1.  Corporate Existence and Power.

      Each of Tellium and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and Colorado, respectively, and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and proposed to be conducted. Tellium has previously delivered to Astarte true and complete copies of the Certificate of Incorporation and Bylaws of Tellium.

5.2.  Corporate Authorization.

      The execution, delivery and performance by Tellium and the Company of this Agreement, the Supplemental Stockholders' Agreement, the Escrow Agreement and all other agreements contemplated hereby and the consummation by Tellium and the Company of the Merger and other transactions contemplated hereby and thereby, are within the corporate power and authority of Tellium and the Company, respectively, and, have been duly authorized by all necessary corporate action. This Agreement has been duly and validly authorized, executed and delivered by Tellium and the Company and, subject to its execution by the other parties hereto, constitutes a valid and binding obligation of Tellium and the Company, enforceable against Tellium and the Company in accordance with its terms. The Supplemental Stockholders' Agreement, the Escrow Agreement and all other agreements contemplated hereby have been duly and validly authorized by Tellium and the Company and, upon execution and delivery by Tellium and the Company at Closing and subject to execution by the other parties thereto, will constitute a valid and binding obligation of Tellium and the Company, enforceable against Tellium and the Company in accordance with their terms.

5.3.  Consents and Approvals.

      The execution, delivery and performance by Tellium and the Company of this Agreement, the Supplemental Stockholders' Agreement, the Escrow Agreement and all other agreements contemplated hereby and the consummation by Tellium and the Company of the Merger and other transactions contemplated hereby and thereby, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Authority or other third party, other than (i) routine filings with the Secretary of State of the State of Colorado necessary to consummate the Merger, (ii) compliance with the applicable requirements of the Securities Act, the Exchange Act and any applicable state securities and "blue sky" laws in connection with the offering, sale and delivery of the shares of Tellium Common Stock to be issued in the Merger and (iii) consents, approvals, actions, declarations, filings or registrations where the failure to obtain such consents, approvals, action, or to make such declaration, filing or registration, would not have a Material Adverse Effect on Tellium.

5.4.  Non-Contravention.

      Except as set forth on Schedule 5.4, the execution, delivery and performance by Tellium and the Company of this Agreement, the Supplemental Stockholders' Agreement, the Escrow Agreement and all other agreements contemplated hereby and the consummation by Tellium and the Company of the Merger and other transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the Certificate of Incorporation or Bylaws of Tellium or Articles of Incorporation or Bylaws of the Company; or (ii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Tellium or the Company; (iii) require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Tellium or to a loss of any benefit to which Tellium is entitled, under any provision of (A) any material agreement, contract, indenture, lease or other instrument binding upon Tellium or (B) any material license, franchise, permit or other similar authorization held by Tellium or (iv) except for the rights of any holders of Dissenting Shares, result in the creation or imposition of any Lien on any asset of Tellium.

5.5.  Capitalization.

      (a) As of the date of this Agreement, the authorized capital stock of Tellium consisted of (i) 21,112,268 shares of Preferred Stock, par value $.001 per share (the "Tellium Preferred Stock"), 10,433,334 of which are designated
                -----------------------
Series A Preferred Stock, 10,089,584 of which are issued and outstanding and none of which are treasury shares, 250,000 of which are designated Series B Preferred Stock, 233,333 of which are issued and outstanding and none of which are treasury shares, 4,403,934 of which are designated Series C Preferred Stock, 2,564,465 of which are issued and outstanding and none of which are treasury shares and 6,025,000 of which are designated Series D Preferred Stock, 6,010,926 of which are issued and outstanding and none of which are treasury shares and
(ii) 250,000,000 shares of Common Stock, par value $.001 per share, 22,961,973 of which were issued and outstanding and none of which are treasury shares. As of the date of this Agreement, there were reserved for issuance an aggregate of up to 32,925,000 shares of Common Stock under the Tellium Stock Option Plan and an aggregate of 6,000,000 shares of Common Stock reserved for issuance pursuant to options granted outside of the Tellium Stock Option Plan. As of the date of this Agreement, there were reserved for issuance upon exercise of warrants (x) an aggregate of up to 29,510 shares of Series C Preferred Stock and an aggregate of up to 88,530 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock and (y) an aggregate of up to 5,226,000 shares of Common Stock. As of the date of this Agreement, there are 56,694,924 shares of Common Stock issuable on conversion of the outstanding Tellium Preferred Stock. As of the date of this Agreement, except as disclosed on Schedule 5.5, there are no options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from Tellium, or agreements, commitments or obligations of Tellium to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Tellium, other than those contemplated by this Agreement.

       (b) All issued and outstanding shares of Tellium Common Stock and Tellium Preferred Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of Tellium, the Company or any other Person.

       (c) The authorized capital stock of the Company consists of 100 shares of Common Stock, par value $0.01 per share, all of which are issued and outstanding and owned beneficially and of record by Tellium.

5.6.   Tellium Common Stock.

       The shares of Tellium Common Stock to be issued and exchanged for shares of Astarte Common Stock in the Merger will, at the Effective Time be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights or restrictions on transfer other than those required by Law and those set forth in the Supplemental Stockholders' Agreement. Upon consummation of the Merger and subject to the provisions of the Escrow Agreement and the Supplemental Stockholders' Agreement, each holder of Astarte Common Stock who participates in the Merger shall acquire good and valid title to all the shares of Tellium Common Stock issued to such holder hereunder, free and clear of any Encumbrance.

5.7.   Absence of Material Adverse Effects.

       Since December 31, 1999, Tellium has not, except as may result from the transactions contemplated by this Agreement, suffered any Material Adverse Effect.

5.8.   Compliance With Laws; No Defaults.

       Tellium is not in violation of or default under, and no condition exists that with notice or lapse of time or both would constitute a violation of or default under, any applicable provisions of any law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments, except for any violations, defaults or conditions that have not had and could not reasonably be expected to have a Material Adverse Effect on Tellium.

5.9.   Finders' Fees.

       Except as set forth in Schedule 5.9, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Tellium or the Company who might be entitled to any fee or commission from Tellium or the Company or any other person upon consummation of the transactions contemplated by this Agreement.

5.10.  Taxes.

       Tellium has (i) timely filed all Tax Returns required to be filed (taking into account any extension of time within which to file any Tax Return that has been granted by the relevant taxing authority) for all taxable periods ending on or prior to the date hereof, and such Tax Returns are true, complete and correct in all material respects, (ii) paid or accrued all material Taxes shown to be due and payable on such Tax Returns, (iii) properly accrued all material

Taxes for periods subsequent to the periods covered by such Tax Returns, and
(iv) disclosed on Schedule 5.10 all actions, suits, proceedings, investigations, audits or claims now pending against it in respect of any Taxes.

5.11.  Financial Statements.

       Tellium has previously delivered to Astarte the following financial statements (collectively, the "Tellium Financial Statements"):
                               ----------------------------

       (a) the audited balance sheet of Tellium as of December 31, 1998 and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the periods from January 1, 1998 through December 31, 1998 and from January 1, 1999 through December 31, 1999, together with the notes thereto, audited by, and accompanied by the report thereon, of Ernst & Young LLP relating to 1998 and Deloitte & Touche LLP relating to 1999; and

       (b)  the unaudited balance sheet of Tellium as of March 31, 2000 (the

"Unaudited Tellium Balance Sheet") and the related statements of operations and
--------------------------------
cash flows for the three months then ended.

       Each of the Tellium Financial Statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis, is correct and complete in all material respects and fairly presents in all material respects the financial position of Tellium as of its date or the results of operations or changes in financial position, as is appropriate, of Tellium for the periods then ended (subject, in the case of unaudited interim financial statements to normal recurring year-end adjustments, which adjustments will not be material in amount or effect, and the absence of notes). The accounting records underlying the Tellium Financial Statements accurately and fairly reflect, in reasonable detail, the transactions of Tellium, reflect only valid transactions, and fairly present in all material respects the basis for the financial position, the results of operations, and the changes in financial position set forth in the Tellium Financial Statements and Tellium's books of account have been maintained on a consistent basis in accordance with acceptable business practice. All accounts receivable of Tellium are valid and enforceable, are not subject to any valid defense, set off or counterclaim, and are collectible in all material respects in accordance with their terms in the ordinary course of business of Tellium, except to the extent of any reserves therefor reflected on the Unaudited Tellium Balance Sheet or taken in the ordinary course of business which in the aggregate are not material to Tellium.

5.12.  Subsidiaries.

       Other than the Company, Tellium does not hold or own, directly or indirectly, any capital stock or other equity securities of any other corporation, or have any direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity.

5.13.  Continuity of Business Enterprise.

       It is the present intention of Tellium to cause Astarte to use the Acquired Properties in a business. Tellium has no present intent to liquidate Astarte, to sell or otherwise dispose of the shares of Astarte, or to merge Astarte with and into another legal entity.

5.14.  Absence of Undisclosed Liabilities and Decrease in Assets.

       Tellium does not have any Liabilities, except those Liabilities which are
(a) fully reflected or in the aggregate adequately reserved against in the Unaudited Tellium Balance Sheet (including any notes thereto), (b) disclosed in this Agreement or on Schedule 5.14 hereto, or (c) incurred in the ordinary course of business and consistent with past practices and in the aggregate are not material to Tellium. Since the date of the Unaudited Tellium Balance Sheet there has been no decrease in the total assets or current assets of Tellium other than in the ordinary course of business consistent with past practice.

5.15.  Litigation.

       Except as set forth on Schedule 5.15, there is no claim, action, suit, investigation or proceeding pending or threatened against or affecting, Tellium or the Company or any of their respective properties or assets before any court or arbitrator or any Governmental Authority that, if adversely determined, would have a Material Adverse Effect on Tellium or would impair the ability of Tellium or the Company to consummate the transactions contemplated hereby.

5.16.  Disclosure.

       None of the representations and warranties of Tellium or the Company contained herein or in the Schedules hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances in which it was made.

5.17.  The Company.

       The Company is a special purpose Subsidiary of Tellium organized solely to effectuate the Merger, and the Company has no assets (other than the shares of Tellium Common Stock which will be used as consideration for the Merger).

5.18.  No Other Representations or Warranties.

       Except for the representations and warranties of Tellium and the Company contained in Article V of this Agreement, Tellium and the Company have not made, and Astarte is not relying on, any representation or warranty with respect to Tellium and the Company or the transactions contemplated by this Agreement.

                                  Article VI
                                  ----------


                                   Covenants
                                   ---------

6.1.   Mutual Covenants and Agreements.

       Each of the parties hereby covenants and agrees with the other parties as follows:

       (a) Cooperation. It shall use commercially reasonable efforts to cooperate fully with the other parties hereto in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary, appropriate or desirable to the successful consummation of the transactions contemplated by this Agreement.

       (b) Other Required Information. It shall furnish to the other parties hereto any application or statement, and all information concerning itself and its subsidiaries as is required to be set forth in any application or statement, to be filed with any Governmental Authority in connection with the transactions contemplated by this Agreement.

       (c) Confidentiality. Astarte and Tellium have entered into Confidentiality Agreements, dated April 15, 1999, February 28, 2000 and March 17, 2000 (the "Confidentiality Agreements") to protect, among other things,
               --------------------------
the confidential information of the other party. The Company and Tellium each hereby affirm each of their obligations under such agreements which shall continue in full force and effect in accordance with its terms.

       (d) Publicity. Except as required by applicable law, it shall not issue any press release or make any other public statement concerning the transactions contemplated by this Agreement without obtaining the prior approval of the other parties hereto, which approval shall not be unreasonably withheld.

       (e) Miscellaneous Agreements And Consents. Subject to the terms and conditions provided in this Agreement, it shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, under applicable laws and regulations to consummate the transactions contemplated by this Agreement. It will, and will cause each of its subsidiaries to, use their respective commercially reasonable efforts to obtain consents of all third parties and Governmental Authorities necessary, for the consummation of the transactions contemplated by this Agreement and the satisfaction of all closing conditions set forth in Article VIII.

       (f) Tax Treatment of Merger. It will treat the Merger as a reorganization within the meaning of I.R.C. (S) 368(a)(1); it will file Tax Return statements in accordance with Treas. Reg. (S) 1.368-3 that are consistent with such treatment; and will not take any Tax Return position that is inconsistent with such treatment.

6.2.   Certain Covenants of Astarte.

       Astarte hereby covenants and agrees with Tellium and the Company, until the Effective Time, as follows:

       (a) Preservation of Business Organization. Except as otherwise contemplated by this Agreement, Astarte shall use its commercially reasonable efforts to preserve the business organization of Astarte, its assets and properties and its goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with Astarte. Astarte shall not transfer any asset or property to AFN other than the loans referred to on
Schedule 4.13(vi) and the assignment of the Planar Array Applications and the intellectual property pertaining to the Plan Array Applications pursuant to the terms of the Patent Assignment.

       (b) Carry On In Regular Course. Except as contemplated by this Agreement, Astarte shall carry on its business in the ordinary course in a manner consistent with its past practices and use commercially reasonable efforts to maintain all of the material assets owned or used by Astarte in the ordinary course of business consistent with past practice. Without limiting the foregoing, Astarte shall (i) not make any capital expenditures in excess of $10,000, (ii) maintain insurance policies in full force and effect substantially comparable in amount, scope and coverage to that in effect on the date of this Agreement, (iii) comply with all applicable Laws, except where failure to comply would not have a Material Adverse Effect on Astarte and (iv) perform its obligations under any agreements, contracts, commitments and Astarte Employee Plans, including making all payments on a timely basis with respect to all periods through the Closing, in each case to the extent required by each Astarte Employee Plan, by each related trust or by law to be made to, or with respect to, each Astarte Employee Plan (including all insurance premiums or intercompany charges with respect to each Astarte Employee Plan), except where nonperformance would not have a Material Adverse Effect on Astarte.

       (c) Consents. Astarte shall use all commercially reasonable efforts to obtain consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required in order that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which Astarte is a party or by which Astarte, or any of its assets is bound. Astarte shall use all commercially reasonable efforts to obtain in writing all consents necessary to convert all of the Astarte Preferred Stock into Astarte Common Stock pursuant to the terms applicable to the Series A Astarte Preferred Stock and the Series B Astarte Preferred Stock within 10 days of the date disclosure documents and solicitations relating to the Merger are mailed to stockholders of Astarte.

       (d) Capital Stock. Astarte shall not redeem, purchase or otherwise acquire, any Astarte Securities, or agree to do any of the foregoing, except in connection with (i) the Redemption and Distribution, (ii) the conversion of Astarte Preferred Stock into Astarte Common Stock and (iii) the exercise of Astarte Options (the "Pre-Closing Issuances"). Astarte shall not issue,
                      ---------------------
deliver, sell or grant or authorize or propose the issuance, delivery, sale or grant of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance by Astarte of stock options that Astarte has disclosed on
Schedule 4.5 hereto and (ii) in connection with the Pre-Closing Issuances.

       (e) Other Actions. Astarte shall not (i) amend its Articles of Incorporation or Bylaws, (ii) except in connection with the Redemption and Distribution, declare, set aside or pay any dividend or otherwise make a distribution with respect to any shares of capital stock of Astarte, or repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, Astarte (except for any conversion of its outstanding preferred stock), (iii) except as set forth on Schedule 6.2(e), amend any term of any outstanding security of Astarte, (iv) incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding an aggregate of $50,000, (v) create or assume any Lien on any asset, (vi) except as disclosed in
Schedule 6.2(e), make any loan, advance or capital contributions to or investment in any person, (vii) acquire any capital assets or any other investments, (viii) except in connection with the Patent Assignment, the Corning LOI and the Corning Agreement or the Texas Instruments LOI and the Texas Instruments Agreement, sell, lease, pledge, transfer or dispose of any assets, other than in the ordinary course of business (ix) except in connection with the Patent Assignment, the Corning LOI and the Corning Agreement or the Texas Instruments LOI and the Texas Instruments Agreement enter into any material transaction or make any commitment or any material contract or material agreement relating to its assets or business (including the acquisition or disposition of any assets other than in the ordinary course of business) or relinquish any material contract or other material right, (x) make or change any election in respect of Taxes, adopt or change any method of accounting or accounting practice in respect of Taxes (except with respect to any change required under Section 448 of the Code in connection with the Merger), settle any claim in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes,
(xi) except as (A) disclosed on Schedule 6.2(e), (B) may be required by applicable Law or (C) with respect to increases or changes occurring in the ordinary course of business in accordance with its customary practices (including normal periodic performance reviews and related compensation and benefit increases), grant any severance or termination pay to any Astarte Employee, enter into any new employment, severance, bonus, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any Astarte Employee, change the benefits payable under existing severance or termination pay policies or employment, severance, bonus, management, consulting or other similar agreements or other arrangements, change the compensation, bonus or other benefits payable to Astarte Employees, or make any new grants of stock options to Astarte Employees,
(xii) enter into any partnership arrangements, joint development agreements or strategic alliances, (xiii) except in connection with the Patent Assignment, the Corning LOI and the Corning Agreement and the Texas Instruments LOI and the Texas Instruments Agreement, transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Astarte Intellectual Property Rights or enter into grants to future patent rights, (xiv) except in connection with the Corning LOI and the Corning Agreement or the Texas Instruments LOI or the Texas Instruments Agreement make any grant of exclusive rights to any third party, (xv) except in connection with the Redemption, the Distribution and the Employee Loans, enter into any transaction with any of its stockholders or any affiliates of any of its stockholders, (xvi) except as may be required by applicable Law or with respect to increases or changes occurring in the ordinary course of business in accordance with its customary practices (including normal periodic performance reviews and related compensation and benefit increases), and except as contemplated in Sections 6.2(n), 6.2(o) and 6.2(p) amend any Astarte Employee Plan, or (xvii) agree to do any of the foregoing.

     (f) Access. Subject to the Confidentiality Agreement, Astarte shall permit officers, employees, agents, attorneys and accountants and other representatives of Tellium full access after reasonable notice during normal business hours to the properties, books, contracts, commitments, tax returns, examination reports of the IRS and other records of Astarte in connection with and in furtherance of the transactions contemplated by this Agreement. Unless prohibited by law or contract, such representatives of Tellium shall be furnished with true, accurate and complete copies of such contracts, commitments and other records and all other information with respect to the assets and business of Astarte as such representatives may reasonably request. Prior to the Effective Time, Astarte shall use its commercially reasonable best efforts to deliver to Tellium any other documents or information reasonably requested by Tellium as soon as practicable, but in any event within 10 days of such request.

     (g) Documents and Information to be Furnished. Astarte shall deliver to Tellium promptly at the end of each month, Astarte's unaudited financial reports with respect to monthly and cumulative periods ending after July 31, 2000 and all other documents, financial statements, budgets, proxy or information statements, reports, correspondence, notices and other items Astarte delivers, or is required to deliver, to any of its stockholders.

     (h) Stockholder Consent. Astarte shall (i) hold a meeting on or prior to September 15, 2000 for the purpose of obtaining the Stockholder Approval and
(ii) use all commercially reasonable efforts to obtain the consent or vote of its stockholders owning at least 92% of each class or series of Astarte's issued and outstanding capital stock entitled to vote on the Merger no later than September 15, 2000 for the purpose of approving and adopting this Agreement (including the transactions contemplated hereby). On or before September 1, 2000, or as promptly as practicable thereafter, Astarte shall mail to each stockholder who was a stockholder on the record date for determining stockholders entitled to vote, (i) a solicitation seeking the approval and adoption of this Agreement (including the transactions contemplated hereby) of the Astarte Stockholders, (ii) an information statement with respect to the matters to be submitted for stockholder approval in such solicitation; and (iii) a notice that dissenters rights are available for the shares of Astarte Common Stock and Astarte Preferred Stock held by each such stockholder of Astarte or issuable upon exercise of the Astarte Options, together with a copy of Article 113 of Title 7 of the Colorado Corporation Law, in satisfaction of Astarte's obligations under Section 7-113-201 of the Colorado Corporation Law. In addition, such information statement shall be accompanied by such other information provided by Tellium as Tellium deems necessary in order to provide for the offer and sale of the Tellium Common Stock to be issued in the Merger to be exempt from any applicable registration or qualification requirements under either federal or state securities or "blue sky" laws. Astarte shall use all commercially reasonable efforts to obtain all votes and approvals of its stockholders necessary for the approval and adoption of this Agreement under the Colorado Corporation Law (including the transactions contemplated hereby). Notwithstanding any provision of this Agreement to the contrary, Astarte will not mail or otherwise provide any information related to the Merger, this Agreement or Tellium to any holder of Astarte Securities without the prior written consent of Tellium, which consent will not be unreasonably withheld, it being understood that it will not be unreasonable for Tellium to withhold its consent (i) from any written distribution until such time as Investor Questionnaires, completed to the reasonable satisfaction of Tellium, have been received from all holders of Astarte Securities or (ii) from any mailing or other provision of information to any holder of Astarte Securities from whom an Investor Questionnaire has not been received in a form reasonably acceptable to Tellium; provided, however, that representatives of Astarte may contact holders of Astarte's Securities to discuss Investor Questionnaires and after receipt of an Investor Questionnaire, completed to the reasonable satisfaction of Tellium, from a particular holder of Astarte's Securities, Tellium's consent shall only be required for written communications with such holder.

     (i) Notices of Certain Events. Astarte shall promptly notify Tellium of:

             (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

             (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

             (iii) any actions, suits, claims, investigations or proceedings commenced relating to or involving or otherwise affecting Astarte or that relate to the consummation of the transactions contemplated by this Agreement;

             (iv) any request by an Astarte Employee who is a participant in the Astarte 401(k) Plan for a distribution of his or her 401(k) account balance or portion thereof; and

             (v) any matter arising and discovered after the date of this Agreement that, if existing or known on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement or that constitutes a breach or prospective breach of this Agreement by Astarte or any of its Affiliates.

     (j) Accuracy of Representations And Warranties. Astarte shall not (a) take or agree or commit to take any action that would make any representation and warranty of Astarte hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (b) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time provided that nothing in this Section 6.2(j) shall require Astarte to do anything that is commercially unreasonable.

     (k) No Solicitation. Until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Astarte shall not, and will instruct its directors, officers, other employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, initiate, solicit, encourage or participate in discussions with, provide information to, or approve a transaction with, any Person concerning any merger, purchase or sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or similar transaction involving Astarte (all such transactions being referred to herein as "Acquisition Proposals"). Astarte will immediately cease any and all existing
 ---------------------
activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Astarte will (i) notify Tellium as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Tellium of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 6.2(k), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Astarte will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any Person other than Tellium.

     (l) Grant of Temporary License. Astarte hereby grants to Tellium and Tellium accepts, a non-exclusive, non-sub-licensable, non-transferable license (the "Temporary License") to all of the Astarte Planar Array Rights, the
      -----------------
Peripheral Patents and all other Astarte Intellectual Property Rights. Such Temporary License shall extend only until the earlier of the (i) the Effective Time or (ii) the termination of this Agreement pursuant to Section 9.1 and will give Tellium the right to make, have made, use, sell, offer for sale and import all inventions disclosed and/or claimed by the Astarte Intellectual Property Rights and to use, display, make derivative works of and perform all works of authorship fixed in any tangible media created by Astarte before the date of this Agreement. Upon the termination of the Temporary License as the result of the termination of this Agreement pursuant to Section 9.1, Tellium will have no further right to use any of the Astarte Intellectual Property Rights and Astarte will have full and uncontested ownership of all such Astarte Intellectual Property Rights.

     (m) Termination of Employees and Liabilities to Astarte Employees. Until Closing, Astarte shall continue to make payments on a timely basis to the Astarte Employee Plans to the extent required thereunder and shall continue to pay any salary or other wages on a timely basis to Astarte Employees and withhold all amounts required by Law or by agreement. Immediately prior to the Closing, Astarte shall use commercially reasonable efforts to terminate the employment by Astarte of any remaining Astarte Employees such that no Astarte Employees are employed by Astarte immediately following the Closing and shall pay all severance benefits to the extent required under any employment agreement or any severance plan, policy or other similar agreement, including any severance benefits due under Edward J. Fontenot's employment agreement dated April 7, 1997 and any other severance payments due Edward J. Fontenot, and shall discharge any other past or present Liabilities to such Astarte Employees, whether in connection with their termination or otherwise, including, to the extent required, the payment in full of any accrued and unpaid salary or other wages, any accrued and unpaid vacation pay, and unpaid bonuses (including the One-Time Bonus Payment) and any amounts due (and the provision in full of any benefits provided) under any Astarte Employee Plan (except as otherwise contemplated hereunder). Any Astarte Employee may apply for employment with Tellium, which shall be free to accept or reject such application in its sole discretion.

     (n) Consents Relating to the Astarte Stock Option Plan. On or prior to the Closing, Astarte shall take all action necessary to effectuate certain amendments or other actions required in connection with the Merger with respect to the Astarte Stock Option Plan or other agreements, and such amendments and other actions shall be completed on or prior to the Closing, including without limitation: (i) (A) decreasing the exercise period of certain Astarte Options held under the Astarte Stock Option Plan and the Astarte Options held by Edward
J. Fontenot and Carl Symons under their non-qualified stock option grant agreements, and (B) vesting Astarte Options

(effective on the Closing or such earlier time as determined by Astarte in its sole discretion); (ii) obtaining the consent (which shall be obtained through an amendment to each individual option agreement under the Astarte Stock Option
Plan) of any such optionees required under the Astarte Stock Option Plan or non-qualified stock option grant agreements with respect to the actions described in clause (i); and (iii) providing written documentation satisfactory to Tellium evidencing any such amendments or actions.

     (o) Astarte 401(k) Plan. Until the Closing, Astarte shall take all action reasonably requested by Tellium to cease Astarte's and Astarte Employees' active participation in the Astarte 401(k) Plan for all purposes, and such actions shall be completed on or prior to the Closing, including without limitation, (i) adopting any amendments to the Astarte 401(k) Plan or taking any other actions necessary to permit, effect or facilitate the cessation of future contributions thereunder or, under terms reasonably agreed to between Astarte, Inc. and Tellium, the transferring of all the account balances of Astarte Employees to another tax-qualified plan designated by Tellium that is qualified under Section 401(a) of the Code and that contains a cash or deferred arrangement under Section 401(k) of the Code (the "Tellium 401(k) Plan"), (ii)
                                                   -------------------
distributing, or taking any such actions to permit, effect or facilitate any distributions of, benefits under the Astarte 401(k) Plan to Astarte Employees participating thereunder (or their beneficiaries) who have balances equal to $5,000 or less, including the adoption of any amendments to the Astarte 401(k) Plan to increase the cash-out limits provided thereunder from $3,500 to $5,000 and distributing any rollover notice and election forms required under Section 401(a)(31) of the Code, (iii) distributing, or taking any such action necessary to permit, effect or facilitate any distributions of, account balances under the Astarte 401(k) Plan to Astarte Employees (or their beneficiaries) with account balances exceeding $5,000, to the extent permitted by Law, and (iv) using all commercially reasonable efforts to notify all Astarte Employees (whether terminated or not) who participate in the Astarte 401(k) Plan (or their beneficiaries) of their rights thereunder, if any. On or prior to the Closing, Astarte shall provide Tellium written documentation, reasonably satisfactory to Tellium, evidencing any such action contemplated herein and shall provide Tellium with such records and documents as Tellium may reasonably request with respect to the Astarte 401(k) Plan and shall cooperate with Tellium (and cause the trustees of the Astarte 401(k) Plan to cooperate with Tellium) to the extent necessary to effect the actions contemplated herein.

     (p) Termination of Welfare Plans. On or prior to the Closing, Astarte shall take all action necessary to terminate their participation in the Welfare Plans, except for the Astarte Flexible Benefit Plan, the Astarte Group Health Plan, and the Astarte Disability Plan, and such actions shall be completed on or prior to the Closing, and shall provide Tellium written documentation, satisfactory to Tellium, evidencing such terminations. Prior to Closing, Astarte shall use commercially reasonable efforts to take all action necessary to notify Astarte Employees who are participants in the Welfare Plans (whether such participant's employment has been terminated or not) of their rights with respect to these plans, if any, and shall provide copies of any such notices to Tellium. Tellium shall take all actions to maintain or cause the Surviving Corporation to continue to maintain the Astarte Disability Plan, the Astarte Flexible Benefit Plan and Astarte Group Health Plan (the "Astarte LTD and Health Plans") on and after the Closing Date. Tellium or the Surviving Corporation shall continue to maintain the Astarte Flexible Plan and Astarte Group Health Plan for as long as is reasonably necessary to administer COBRA with regard to such plans and to pay COBRA claims incurred on and after the Closing and other non-COBRA and COBRA claims incurred prior to the Closing but submitted on or after the Closing. Tellium or the Surviving Corporation shall continue to maintain the Astarte Long Term Disability Plan for as long as is reasonably necessary to pay claims incurred with respect to disabilities occurring prior to Closing but submitted on or after Closing. Tellium acknowledges that the continued maintenance of Astarte LTD and Health Plans shall be implemented through the Astarte LTD and Health Plans, as administered by Astarte, Inc., without any action taken by Tellium (unless reasonably requested or unless Tellium deems it necessary).

     (q) Continuing Obligations. Astarte shall continue to maintain, and shall continue to perform all obligations required to be performed under, each Astarte Employee Plan, including without limitation, paying any and all contributions on a timely basis required to be paid to any Astarte Employee Plan and administering all benefit claims and elections submitted thereunder. Astarte shall act in a manner that shall not violate any applicable federal, state or local Law (foreign or domestic) in any material respect.

     (r) WARN Act. Astarte shall not effectuate, at anytime within the one hundred and twenty (120) day period immediately prior to the Closing Date, an employment action affecting any Astarte Employee that could reasonably be expected to give rise to liability under the WARN Act and under applicable state and local Laws. Astarte agrees to indemnify and hold harmless Tellium, the Company, the Surviving Corporation, and each of their respective Affiliates from any liability that arises under the WARN Act and under applicable state and local Laws in connection with any action taken by Astarte with respect to any Astarte Employee prior to the Closing Date.

     (s) Corning Agreement. Astarte will use all commercially reasonable efforts to enter into and to cause AFN LLC to enter into the Corning Agreement.

     (t) Texas Instruments Agreement. Astarte will use all commercially reasonable efforts to cause AFN LLC to enter into the Texas Instruments Agreement.

     (u) Laor Arbitration. At the request of the Stockholder Representative, Astarte will promptly bring settlement negotiations or arbitration or litigation proceedings against Herzel Laor and all other necessary parties including Ita Laor, Laor Technology Holdings, LLC and their Affiliates (collectively, the "Laor Parties") to determine whether any payments are due or may become due to
-------------
the Laor Parties under the Laor Agreements. The Stockholder Representative will control any such negotiation or proceeding. Tellium and/or the Surviving Corporation shall be entitled to participate in any such negotiation or proceeding at their own expense with counsel of their own choice and at their own expense. AFN shall pay all costs and expenses (including legal fees) related to any such negotiation or proceeding. No settlement shall be reached and no proceeding shall be compromised or settled in any manner which might materially and adversely affect the interests of Tellium or the Surviving Corporation without the prior written consent of Tellium; provided, however, that any settlement that contains a Laor Release and payment for which is limited to any or all of the Specific Claim Shares (as defined in the Escrow Agreement) shall be deemed not adverse to Tellium or the Surviving Corporation. Notwithstanding anything in this Agreement to the contrary, the Stockholder Representative shall not, without the written consent of Tellium, enter into a settlement or settle or compromise any proceeding or consent to the entry of any judgment binding on Tellium or the Surviving Corporation which does not include as an unconditional term thereof the delivery by the Laor Parties to Tellium and the Surviving Corporation of a written release from all Liability under the Laor Agreements by any Laor Party named above (a "Laor Release"). The Stockholder Representative will keep Tellium
                ------------
promptly and reasonably informed of all developments relating to the settlement negotiations and any proceedings, shall give Tellium or the Surviving Corporation and its counsel copies of any documents relating to such negotiation or proceeding, and shall permit them to consult, during normal business hours, with him and his counsel regarding such negotiation or proceeding.

     (v) Bonus Payments. On or prior to the Closing, Astarte shall use its commercially reasonable efforts to obtain written releases signed by all of such Astarte Employees who are entitled to a One-Time Bonus Payment, which releases shall state that Astarte has discharged in full its obligations with respect to any such payment. If obtained, Astarte shall provide copies of the releases described in the preceding sentence to Tellium on or prior to the Closing.

     (w) List of Employees. Prior to the Closing, Astarte shall provide Tellium a list of all persons to whom notice is required to be sent under any of the Astarte Employee Plans, which list shall include the names of any and all Astarte Employees employed by Astarte as of June 20, 2000.

6.3. Covenants of Tellium and the Company.

     Tellium and the Company hereby covenant and agree with Astarte as follows:

     (a) Consents. Tellium shall use all reasonable efforts to obtain consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required in order that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which Tellium is a party or by which Tellium or any of its assets is bound.

     (b) Notices Of Certain Events. Tellium shall promptly notify Astarte of:

             (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

             (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

             (iii) any actions, suits, claims, investigations or proceedings commenced relating to or involving or otherwise affecting Tellium or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article V or that relate to the consummation of the transactions contemplated by this Agreement; and

             (iv) any matter arising and discovered after the date of this Agreement that, if existing or known on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement or that constitutes a breach or prospective breach of this Agreement by Tellium or the Company.

     (c) Continuity of Business Enterprise. Tellium will cause Astarte to use the Acquired Properties in a business, except that Astarte may transfer the Acquired Properties to a member of Tellium's "qualified group" within the meaning of Treas. Reg. (S) 1.368-1(d)(4)(ii).

     (d) Use of Special Reserve Account. Tellium shall cause the Surviving Corporation to set aside the funds in the Special Reserve Account in order to satisfy all cash obligations of the Surviving Corporation relating to Dissenting Shares until such time as (i) no Dissenting Shares remain eligible for dissenters rights and (ii) all cash obligations with respect to Dissenting Shares have been paid in full.

     (e) Discharge of Certain Obligations. Tellium shall cause the Surviving Corporation to apply against any outstanding Permitted Indebtedness for which any Astarte Stockholder or its Affiliates has personal liability all payments received after the Closing Date from (a) accounts receivable described in clause
(i) of Section 4.28 and (b) amounts receivable on Astarte Pending Orders, promptly upon receipt of such payments.

6.4. Certain Tax Matters.

     (a) Tax Returns for Periods Ending on or Prior to Closing. The Astarte Stockholders, acting by and through the Stockholder Representative, shall prepare all Tax Returns (each a "Pre-Closing Tax Return") related to Astarte for
                                 ----------------------
all periods ending on or prior to the Closing Date (a "Pre-Closing Tax Period").
                                                       ----------------------
The Stockholder Representative shall provide Tellium with a draft of each such completed Pre-Closing Tax Return which is required to be filed for a taxable year (including a short taxable year ending on the Closing Date) at least 30 days prior to the due date (including extensions) for the filing of such Pre-Closing Tax Return for Tellium's review and comment. Tellium shall provide any comments to the Stockholder Representative concerning such Pre-Closing Tax Return within 15 days after receiving such Pre-Closing Tax Return. The Stockholder Representative shall consider in good faith the comments provided by Tellium but, if Astarte files the Section 6501 Disclosure Statement, the Stockholder Representative shall not be required to change the draft Pre-Closing Tax Return in response to Tellium's comments unless Tellium reasonably determines that any position taken on such Pre-Closing Tax Return (A) has no "reasonable basis" within the meaning of Treas. Reg. (S) 1.6662-3(b)(3), (B) could reasonably result in an omission of gross income in excess of 25% of the amount of gross income stated in the return (excluding from any such omission
(i) if the Section 6501 Disclosure Statement is filed with the federal Income Tax Return for Astarte for the short taxable year ending on the Closing Date, any items of gross income resulting from or arising out of the Distribution and
(ii) any other amount which is disclosed in the Pre-Closing Tax Return or in a statement attached to the Pre-Closing Tax Return in a manner adequate to satisfy the disclosure requirements of Code Section 6501(e)(1)(A)(ii)), or (C) would unreasonably defer the recognition of taxable income until after the Effective Time. The Stockholder Representative and Tellium shall endeavor in good faith to agree on Pre-Closing Tax Return positions as to which any of (A), (B) and
(C), above are reasonably alleged by Tellium to be applicable.  If

Tellium and the Stockholder Representative cannot agree on finalizing such Pre-Closing Tax Return, Tellium and the Stockholder Representative shall refer the matter to an independent "Big-Five" accounting firm agreed to by Tellium and the Stockholder Representative to arbitrate the dispute. Such accounting firm shall be instructed to modify the draft Pre-Closing Tax Return prepared by the Stockholder Representative to the minimum extent necessary to avoid any position to which any of (A), (B) or (C) could apply. Tellium and the Stockholder Representative shall equally share the fees and expenses of such accounting firm and its determination shall be binding on all parties. Upon finalization, Tellium shall cause the Surviving Corporation to execute and timely file with the appropriate Tax authority any such Pre-Closing Tax Return received from the Stockholder Representative and pay the Tax shown thereon as due, subject to any rights of indemnification under Article X. Any review or comment by Tellium on a Pre-Closing Tax Return shall not impair or waive any of Tellium's rights to indemnification under Article X.

     (b) Section 6501 Disclosure Statement, Tax Attributes and Closing-of-the-Books Election. In preparing Pre-Closing Tax Returns, the Astarte Stockholders, acting by and through the Stockholder Representative, shall (i) attach the Section 6501 Disclosure Statement to Astarte's federal Income Tax Return for the short taxable year ending on the Closing Date and prepare such Tax Return in a manner consistent with the Section 6501 Disclosure Statement, and (ii) shall utilize all available tax carryforwards and other tax attributes in determining the Taxes due, if any, on each such Pre-Closing Tax Return. Astarte Stockholders, acting by and through the Stockholder Representative, shall file an election under Treas. Reg. (S) 1.382-6(b) in accordance with the requirements of Treas. Reg. (S) 1.382-6(b)(2) to allocate the net operating loss or taxable income and the net capital loss or modified capital gain income of Astarte as if Astarte's books were closed at the Effective Time.

     (c) Cooperation and Exchange of Information. Tellium shall receive all Tax-related books, records, receipts, documents, work papers, rulings, determinations, audit letters, court papers, correspondence, and other information of or pertaining to Astarte relating to periods ending on, before or including the Closing Date ("Tax Records"). The Astarte Stockholders may retain
                             -----------
copies of the Tax Records. Tellium and Astarte shall provide each other with such cooperation and information (including copies of Tax Records) as either of them reasonably may request of the other in conducting due diligence, filing any Tax Return, including any amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, or participating in or conducting any Tax proceeding. Any information obtained under this Section 6.4(c) shall be kept confidential except as may be otherwise necessary in connection with the preparation or filing of any Tax Return or any Tax proceeding.

     (d) Filing of Amended Returns and Control of Tax Proceedings. The Astarte Stockholders, at their own expense, shall in their sole discretion determine whether to file any amended Pre-Closing Tax Return and how to handle any Tax audit with respect to a Pre-Closing Tax Return; provided that the Astarte Stockholders shall not, without the prior written consent of Tellium, which consent shall not be unreasonably withheld, make or cause to be made, any such filing, to the extent such filing, if accepted, reasonably might be expected to increase by more than an immaterial amount the Tax liability of Astarte for any Tax period. The Astarte Stockholders, at their own expense, shall in their sole discretion determine whether to contest, protest, litigate or settle any Tax proceeding with respect to Pre-Closing Tax Periods, except that

(i) the Astarte Stockholders shall not consent to any settlement of issues relating to Astarte (A) that reasonably might be expected to have an adverse effect on the Taxes of Astarte in any period after the Closing Date, or (B) for an amount in excess of the Escrow Shares valued at the Fixed Value (as defined in the Escrow Agreement), without Tellium's consent which consent shall not be unreasonably withheld and (ii) the Astarte Stockholders shall not withhold their consent to any offer to settle issues relating to Astarte if such refusal to consent reasonably might be expected to cause Taxes to exceed by more than an immaterial amount the Escrow Shares valued at the Fixed Value (as defined in the Escrow Agreement) plus $3,500,000 (reduced by any amount that previously has been applied to other Taxes payable by Tellium, the Company or the Surviving Corporation that otherwise would have been indemnifiable under section 10.2(a)(iii) but for the reference to $3,500,000 contained therein). Tellium shall have the right to participate in any such Tax proceeding, at its own expense. Tellium shall not file or allow the Surviving Corporation to file any amended Tax Return for any Pre-Closing Tax Period without the prior written consent of the Stockholder Representative which consent shall not be unreasonably withheld. Tellium shall cause the Surviving Corporation to execute such powers of attorney or similar instruments as the Astarte Stockholders shall reasonably request to conduct any such Tax proceedings or file such amended Pre-Closing Tax Returns.

     (e) Refund Rights. The Astarte Stockholders shall be entitled to any refund of Taxes with respect to Pre-Closing Tax Periods. For purposes of the preceding sentence and Section 10.2(a)(iii), in the case of any Tax imposed on a periodic basis for any Taxable period that includes (but does not begin on) the Closing Date, the portion of Taxes which relate to the portion of such Taxable period ending on or before the Closing Date shall (a) in the case of any Taxes other than Income Taxes, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the Taxable period before the Closing Date and the denominator of which is the number of days in the entire taxable period; and (b) in the case of any Income Tax, be deemed equal to the amount which would be payable if the relevant Taxable period closed on the date immediately before the Closing Date.

     (f)     Straddle Tax Returns.  Tellium shall prepare all Tax Returns (each a "Straddle Tax Return") related to Astarte for all periods commencing before
  --------------------
and ending after the Closing Date (a "Straddle Tax Period").  Tellium shall
                                      -------------------
provide the Stockholder Representative with a draft of each such completed Straddle Tax Return which is required to be filed for a Straddle Tax Period at least 30 days prior to the due date (including extensions) for the filing of such Straddle Tax Return for the Stockholder Representative's review and comment. The Stockholder Representative shall provide any comments to Tellium concerning such Straddle Tax Return within 15 days after receiving such Straddle Tax Return. To the extent permitted by applicable law and solely with respect to items attributable to Pre-Closing Tax Periods, Tellium shall prepare each Straddle Tax Return in a manner consistent with the federal Income Tax Return for Astarte for the short taxable year ending on the Closing Date. Subject to the preceding sentence, Tellium shall accept any reasonable comments provided by the Stockholder Representative to the extent such comments relate solely to items attributable to Pre-Closing Tax Periods, provided, however, if Tellium does not agree that a comment provided by the Stockholder Representative is reasonable, Tellium and the Stockholder Representative shall refer the matter to an independent "Big-Five" accounting firm agreed to by Tellium and the Stockholder Representative to arbitrate the dispute. Tellium and the Stockholder Representative shall equally share the fees and expenses of such accounting firm and its determination shall be binding on all parties. Upon finalization, Tellium shall cause the Surviving Corporation to execute and timely file with the appropriate Tax authority any such Straddle Tax Return and pay the Tax shown thereon as due, subject to any rights of indemnification under Article X. Tellium's preparation of any Straddle Tax Return shall not impair or waive any of Tellium's rights to indemnification under Article X.

6.5. Covenants relating to Astarte Pending Orders.

     AFN LLC hereby covenants and agrees with Tellium and the Surviving Corporation that it shall take all action necessary after the Closing to discharge in a timely manner all delivery and other obligations of Astarte under the Astarte Pending Orders. Within five days of the collection of any amounts receivable with respect to such obligations, AFN LLC shall submit to Tellium a notice setting forth its actual labor and other out-of-pocket costs necessary to perform such obligations together with evidence thereof and shall pay to Tellium in cash an amount equal to the excess, if any, of (i) the amounts receivable collected under "Pending Orders" on Schedule 4.28 (as updated immediately prior to the Closing) over (ii) the actual costs set forth in such notice; provided, however, that the Surviving Corporation shall provide AFN LLC with parts in its possession and reasonable use of its existing space necessary to make such delivery.



                                  Article VII
                                  -----------

                                Closing Matters
                                ---------------

7.1. The Closing.

     Subject to the satisfaction or waiver of all conditions precedent set forth in Article VIII, the closing of the Merger (the "Closing") shall be held at the
                                                 -------
offices of Fried, Frank, Harris, Shriver & Jacobson, 1001 Pennsylvania Avenue, N.W., Suite 800, Washington, D.C. 20004 no later than seven business days after all conditions precedent set forth in Article VIII have been satisfied or as soon as thereafter as practicable (the "Closing Date"). If any condition in
                                        ------------
Article VIII is not satisfied (or is not duly waived) at the Closing, any party whose obligations are subject to such condition may, subject to Section 9.1(b), extend the period in which the Closing must be consummated (during which period each other party shall use its respective commercially reasonable efforts to cause all such conditions to be satisfied in all material respects). If all conditions are determined to be satisfied (or are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated by the making of all necessary filings with the Secretary of State of Colorado under the Colorado Corporation Law.

7.2. Documents and Certificates.

     Each of Tellium, the Company and Astarte shall use all commercially reasonable efforts, on or prior to the Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement or to cause the Effective Time, subject to consummation at the Closing, to occur as soon as practicable.

                                 Article VIII
                                 ------------

                             Conditions of Closing
                             ---------------------

8.1. Conditions to Obligations of Tellium, the Company and Astarte.

     Except as may be waived by Tellium, the Company, and Astarte, the obligations of each of Tellium, the Company and Astarte under this Agreement to cause the Merger to be consummated are subject to the satisfaction of the following condition:

     (a) No Litigation. None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction or any applicable law, rule, regulation or decree restraining, enjoining or prohibiting consummation of the Merger or placing any limitation upon such consummation or invalidating, suspending or requiring modification of any provision of this Agreement.

     (b) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the Astarte Stockholders, if required by applicable law and the governing documents of Astarte, in order to consummate the Merger and the other transactions contemplated herein.

     (c) Statutes. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any foreign or domestic Governmental Authority of competent jurisdiction which prohibits the consummation of the Merger.

8.2. Conditions Applicable to Tellium and the Company.

     Except as may be waived by Tellium and the Company, the obligations of Tellium and the Company under this Agreement to cause the Merger to be consummated are subject to the satisfaction of the following conditions, in addition to the condition contained in Section 8.1:

     (a) Agreements and Covenants. Astarte shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Astarte on or prior to the Closing Date.

     (b) Accuracy of Representations And Warranties. The representations and warranties of Astarte contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing Date, except that representations and warranties that themselves include a materiality qualification shall be true and correct as of the Closing Date.

     (c) No Material Adverse Effect. Since the date of this Agreement, Astarte shall have not suffered any Material Adverse Effect.

     (d) Officers' Certificate. Astarte shall have furnished to Tellium and the Company (i) a certificate dated the Closing Date, signed by its chairman, its chief executive officer or its principal financial officer, to the effect that the conditions set forth in Sections 8.2(a) through

8.2(c) have been satisfied and (ii) certified copies of resolutions duly adopted by Astarte's Board of Directors and stockholders and in the case of AFN LLC certified copies of consents or resolutions or other organizational documents duly adopted by AFN LLC's managing members and members evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and all Ancillary Agreements and the consummation of the transactions evidenced hereby.

     (e) Opinion of Counsel. Tellium and the Company shall have received from Proskauer Rose LLP and Davis, Graham & Stubbs, counsel to Astarte, opinions dated the Closing Date, in substantially the forms attached hereto as Exhibits
                                                                      --------
E-1 and E-2.
---     ---

     (f) Consent of Accountants. Tellium shall have received the consent of Arthur Andersen LLP with respect to its future use of Astarte's audited Financial Statements and such accountant's certificate thereto.

     (g) Required Consents.  All Required Consents and all consents listed on
Schedule 5.4 shall have been filed, accrued, or been obtained, other than those consents which the failure to obtain do not individually or in the aggregate result in a Material Adverse Effect. Tellium and the Company shall have received all state securities or blue sky permits and other authorizations necessary to offer, sell and issue Tellium Common Stock pursuant to the Merger and other terms of this Agreement and shall have qualified such offer, sale and issuance for exemption under the Securities Act.

     (h) Approval. Holders of 92% or more of the outstanding shares of Astarte Common Stock and Astarte Preferred Stock shall have consented to, or voted at a duly called stockholders meeting in favor of, this Agreement and the Merger in accordance with the Colorado Corporation Law.

     (i) Tax Certificate. Astarte shall have paid any sales, use, transfer and documentary Taxes and recording and filing fees applicable to the transactions set forth in this Agreement and the Redemption Agreements. Astarte shall have delivered to Tellium a properly executed statement satisfying the requirements of Treas. Reg. Section 1.1445-2(c)(3) in a form reasonably acceptable to Tellium.

     (j) Supplemental Stockholders' Agreement; Voting Agreement. The stockholders of Astarte listed on Exhibit A to the Form of Supplemental Stockholders' Agreement attached hereto as Exhibit A shall have entered into the
                                           ---------
Supplemental Stockholders' Agreement and the Astarte Stockholders named in the Voting Agreement shall have entered into the Voting Agreement in the form attached hereto as Exhibit F.
                   ---------

     (k) Redemption Agreements. If a Redemption shall have occurred, Astarte and the other parties to the redemption in substantially the form annexed hereto as Exhibit O (the "Redemption Agreements") or pursuant to other documents
   ---------       ---------------------
reasonably satisfactory to Tellium shall have performed their respective obligations with respect to the Distribution pursuant to the Redemption Agreements.

     (l) Noncompetition Agreements. Aron Katz, Edward Fontenot and AFN LLC shall have entered into Noncompetition Agreements in the form attached hereto as Exhibit G (collectively, the "Noncompetition Agreements").
---------                     -------------------------

     (m) Resolution of Texas Instruments Patent Dispute. AFN LLC and Texas Instruments shall have entered into an agreement in a form reasonably satisfactory to Tellium (the "Texas Instruments Agreement"); provided, however,
                              ---------------------------
that the Texas Instruments Agreement will be deemed to be satisfactory to Tellium if it contains no term or condition or agreement materially less favorable to Tellium than the terms and conditions set forth in the Texas Instruments LOI.

     (n) Corning Agreement. Astarte, AFN LLC and Corning, Inc. shall have entered into an agreement in a form reasonably satisfactory to Tellium (the

"Corning Agreement"); provided, however, that the Corning Agreement shall be
------------------
deemed to be satisfactory to Tellium if it contains no term or condition or agreement materially less favorable to Tellium than the terms and conditions set forth in the Corning LOI.

     (o) Delivery of Books and Records. Astarte shall have delivered all of its books and records to Tellium, including the originals of (i) all corporate and other records of Astarte, including minute books, stock books, stock transfer registers, books of account, leases, contracts and financial statements and (ii) such other of its documents as reasonably requested by Tellium.

     (p) Escrow Agreement. Astarte and the Stockholder Representative shall have entered into the Escrow Agreement.

     (q) Option Agreements. AFN LLC and Tellium shall have entered into the Option Agreements substantially in the form attached hereto as Exhibits H-1, H-2
                                                               ------------  ---
and H-3 for the United States, European Patent Office, Japan and any other
    ---
countries or regions designated and/or elected under the International Convention, including those countries and regions designated in International Application Number PCT/US99/12550.

     (r) Patent Assignment. AFN LLC and Astarte shall have entered into the Patent Assignment.

     (s) Cash Requirement. Astarte shall have wired an amount in cash not less than the sum of (A) $3,500,000, (B) the aggregate amount of the Permitted Indebtedness outstanding at the Effective Time and (C) any other Indebtedness in excess of the amounts covered by Section 4.28 (i) and (ii) with respect to which Astarte has not furnished to Tellium evidence of payment, satisfactory to Tellium in its reasonable discretion, prior to the Effective Time (such sum, the "Cash Reserve Amount") to an account of Astarte (the "Special Reserve Account")
 -------------------                                  -----------------------
designated by Tellium prior to the Closing.

     (t) Exercise of Astarte Options and Conversion of Astarte Preferred Stock. All Astarte Options, including those held by Edward J. Fontenot and Carl Symons, shall have been exercised or forfeited prior to or effective as of the Effective Time. All of the Astarte Preferred Stock shall have been converted into Astarte Common Stock pursuant to the terms applicable to the Series A Astarte Preferred Stock and the Series B Astarte Preferred Stock. AFN LLC shall have released Astarte from any guarantees or contingent liabilities in connection with any loans made by AFN LLC to holders of Astarte Options in connection with exercises of such Astarte Options.

     (u) Termination of Employees and Discharge of Liabilities. Astarte shall have taken any and all actions necessary to effectuate Sections 6.2(n), 6.2(o) and 6.2(p).

     (v) Finders. The Persons listed on Schedule 4.23 shall have been paid in full and shall have provided releases to Astarte in a form reasonably acceptable to Tellium of all obligations.

     (w) License. AFN LLC and Tellium shall have entered into a License Agreement substantially in the form attached hereto as Exhibit P (the "License
                                                                       -------
Agreement").
---------

     (x) Laor. AFN LLC shall have assumed the Laor Agreements with respect to the Astarte Planar Array Rights in a form reasonably acceptable to Tellium.

     (y) Valuation Report. Astarte shall have obtained the Valuation Report in a form and substance reasonably acceptable to Tellium and which Valuation Report sets a value of AFN LLC not to exceed $60,000,000 or, if the Valuation Report sets forth a range of values, the upper end of which does not exceed $60,000,000.

     (z) Release of Lakeside Bank Lien. Astarte shall have delivered to Tellium copies of documents reasonably acceptable to Tellium, including a UCC-3 Termination Statement, unconditionally releasing all Liens on any assets of Astarte held by Lakeside Bank.

     (aa) Loan Contributions. Astarte shall have contributed to AFN LLC any of the loans referred to on Schedule 4.13(vi) that have not been repaid prior to the Closing.

8.3. Conditions Applicable to Astarte.

     Except as may be waived by Astarte, the obligations of Astarte under this Agreement to cause the Merger to be consummated are subject to the satisfaction of the following conditions, in addition to the condition contained in Section 8.1:

     (a) Agreements and Covenants. Tellium and the Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     (b) Accuracy of Representations And Warranties. The representations and warranties of Tellium and the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing Date, except that representations and warranties that themselves include a materiality qualification shall be true and correct as of the Closing Date.

     (c) No Material Adverse Effect. Since the date of this Agreement, neither Tellium nor the Company shall have suffered any Material Adverse Effect.

     (d) Officer's Certificate Concerning This Agreement. Tellium shall have furnished to Astarte (i) a certificate dated the Closing Date, signed by the chief financial officer of Tellium, to the effect that, the conditions set forth in Sections 8.3(a) through 8.3(c) hereof have been satisfied and (ii) certified copies of resolutions duly adopted by Tellium's and the Company's Board of Directors and the stockholders of the Company evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions evidenced hereby.

     (e) Opinion Of Counsel. Astarte shall have received from Fried, Frank, Harris, Shriver & Jacobson and Sherman & Howard L.L.C. counsel to Tellium, opinions dated the Closing Date, in substantially the forms attached hereto as Exhibits J-1 and J-2.
------------     ---

     (f) Required Consents. Other than any necessary filings with the Secretary of State of the State of Colorado as described in Article VII, all authorizations, orders, approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by any government or governmental entity, and all required third party consents, the failure to obtain which would have a Material Adverse Effect in respect of Tellium, shall have been filed, occurred, or been obtained.

     (g) Supplemental Stockholders' Agreement, Etc. Tellium shall have executed and delivered the Supplemental Stockholders' Agreement, the Escrow Agreement and the Option Agreements.

     (h) Corning Agreement. Corning, Inc. shall have executed and delivered, and consummated the transactions to be consummated by Corning, Inc. at or prior to the Closing Date set forth in the Corning Agreement.



                                  Article IX
                                  ----------

                                  Termination
                                  -----------

9.1. Termination.

     This Agreement may be terminated at any time prior to the Effective Time of the Merger (whether before or after approval of the Merger by the stockholders of Astarte):

     (a) by mutual written consent duly authorized by the Boards of Directors of Tellium and Astarte;

     (b) by either Astarte or Tellium, if the Merger shall not have been consummated by September 30, 2000; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

     (c) by either Astarte or Tellium, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;



       (d) by Tellium, upon a material breach of any representation, warranty, or covenant on the part of Astarte set forth in this Agreement; provided, however, that if the breach is capable of cure and Astarte cures such breach within the lesser of thirty days from the date it receives notice of the failure from Tellium and the period ending on the Closing Date, then Tellium may not terminate this Agreement and the transactions contemplated hereby by reason of such breach;

       (e) by Astarte, upon a material breach of any representation, warranty, or covenant on the part of Tellium set forth in this Agreement; provided, however, that if the breach is capable of cure and Tellium cures such breach within the lesser of thirty days from the date it receives notice of the failure from Astarte and the period ending on the Closing Date, then Astarte may not terminate this Agreement and the transactions contemplated hereby by reason of such breach; or

       (f) by Tellium, if the Stockholder Approval is not obtained on or prior to September 15, 2000.

9.2.   Notice of Termination; Effect of Termination.

       Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2, Sections 6.1(c), 6.1(d), 9.3 and Article XI (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from Liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.


9.3.   Procedure Upon Termination.

       In the event of the termination of this Agreement, the Board or Boards of Directors so terminating may direct its or their officers not to file the Articles of Merger with the Secretary of State of the State of Colorado, notwithstanding favorable action by the stockholders of Tellium, the Company and Astarte.
                                   Article X
                                   ---------
                                Indemnification
                                ---------------
10.1.  Survival.

       The representations and warranties set forth in Article IV of this Agreement shall expire, together with any associated right of indemnification, on the expiration of twelve months after the Effective Time, except that the representations and warranties set forth in (i) Sections 4.5 and-64-

4.22(g) shall survive indefinitely, and (ii) Section 4.16 shall expire six years after the filing of the federal Income Tax Return for Astarte for the short taxable year ending on the Closing Date; provided, however, that if the Astarte Stockholders, acting by and through the Stockholder Representative, prepare and attach the Section 6501 Disclosure Statement, such representations and warranties shall expire three years after the filing of the federal Income Tax Return for Astarte for the short taxable year ending on the Closing Date, provided further, however, that the six and three years periods referenced in this subsection (iii) shall be increased to include any extensions of the statute of limitations agreed to by Astarte Stockholders, acting by and through the Stockholder Representative. The representations and warranties set forth in
Section 5.5 of this Agreement shall expire, together with any associated right of indemnification, on the earlier of (x) twelve months after the Effective Time or (y) 30 days following the consummation of an Initial Public Offering. After the expiration of the applicable periods described above, any claim by a party based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim in accordance with this Article X for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Article X.

10.2.  Indemnification by Astarte Stockholders and Aron B. Katz.

       (a) Scope of Astarte's Stockholder Indemnification. From and after the Effective Time, and subject to Sections 10.2(b) and 10.2(c), each of the Astarte Stockholders (except as set forth in clause (i) and (ii) below), severally shall indemnify, defend and hold harmless Tellium, the Company, the Surviving Corporation, and each of their respective Affiliates (collectively, the "Tellium
                                                                         -------
Indemnified Group"), from and against all losses, and any and all costs and
-----------------
expenses (including attorneys' fees) incurred or suffered by any member of the Tellium Indemnified Group resulting from or arising out of (i) the breach of any representation or warranty of Astarte, (ii) the breach of any covenant or other agreement of Astarte (but with respect to Astarte only for breaches of covenants and agreements to be performed prior to or at the Effective Time) contained in this Agreement, (iii) any Taxes in excess of $3,500,000 payable by Tellium, the Company or the Surviving Corporation after the Effective Time attributable (under Section 6.4(e)) to periods or portions of periods ending on or before the Effective Time that are not reflected on the Unaudited Balance Sheet, (iv) the Laor Payment Amount (as defined below) and (v) the failure of Aron B. Katz or AFN LLC to promptly indemnify, defend and hold harmless the Tellium Indemnified Group as required by Section 10.2(d) and Section 10.2(e), respectively (the

"Tellium Losses").  The "Laor Payment Amount" shall mean the sum of (x) all
---------------          -------------------
payments made by Tellium or the Surviving Corporation to the Laor Parties as reasonably determined by Tellium to be required under the Laor Agreements on or prior to December 31, 2004 plus (y) if, on December 31, 2004, Tellium or the Surviving Corporation has the obligation to make any additional payments to any Laor Party pursuant to the Laor Agreements after such date, an additional amount equal to 3.5 times the aggregate amount paid to the Laor Parties described in clause (x) above from January 1, 2002 through December 31, 2004; provided, however, that (A) if there is a binding settlement agreement that contains a Laor Release, a final and binding arbitration award or the entry of a non-appealable order or final appellate decision that no payments are due to any Laor Party from Tellium or the Surviving Corporation under the Laor Agreements, the Laor Payment Amount shall be $0, (B) if there is a binding settlement agreement that contains a Laor Release (other than the payments specified in this clause), a final and binding arbitration award or the entry of a non-appealable order or final appellate decision with respect to the Laor Agreements that a 2.5% royalty is payable to any Laor Party by Tellium or the Surviving Corporation pursuant to Laor Agreements, the Laor Payment Amount shall be equal to all amounts due under such settlement, agreement, award, order or decision plus, without duplication, all amounts due under clauses (x) and (y) above, but in no event more than $20,000,000 and (C) if there is a binding settlement agreement that contains a Laor Release (consistent with this clause), a final and binding arbitration award or the entry of a non-appealable order or final appellate decision with respect to the Laor Agreements that would allow no royalties of any kind to be payable to any Laor Party if Tellium or the Surviving Corporation were to sell the Peripheral Patent and/or the Astarte Planar Array Rights to Corning, Inc. and Corning, Inc. were to grant Tellium or the Surviving Corporation an exclusive, sub-licensable, transferable sublicense of the Peripheral Patents and/or the Astarte Planar Array Rights (the "Restructuring"), and Tellium and
                                             --------------
the Surviving Corporation in its sole discretion does not effect such Restructuring or Corning, Inc. does not agree to such Restructuring, the Laor Payment Amount shall be equal to all amounts due under such settlement, agreement, award, or decision plus, without duplication, all amounts due under clauses (x) and (y) above but in no event more than $10,000,000; and (D) if there is a binding settlement agreement that contains a Laor Release, a final and binding arbitration award or the entry of a non-appealable order or final appellate decision with respect to the Laor Agreements that would allow no royalties of any kind to be payable to any Laor Party if Tellium or the Surviving Corporation were to effect the Restructuring, and Tellium and the Surviving Corporation in its sole discretion effects such Restructuring and Corning, Inc. agrees to such Restructuring, the Laor Payment Amount shall be $0 and provided further neither Tellium nor the Surviving Corporation shall make any payment to any Laor Party under the Laor Agreements prior to the first anniversary of the date hereof without the prior written consent of the Stockholder Representative, which consent shall not be unreasonably withheld or delayed.

     (b) No Materiality. The materiality (or correlative meaning) qualifications included in the representations and warranties set forth in
Article IV shall have no effect on any provisions in this Section 10.2 concerning the indemnities of the Astarte Stockholders with respect to such representations and warranties, insofar as it relates to the determination of any amount to be paid as indemnification under this Section 10.2; provided, however, that nothing contained in this Section 10.2(b) shall affect the determination of whether there has occurred a breach of a representation or warranty containing a materiality (or correlative meaning) qualification.

     (c) Limitations on Astarte Stockholders' Indemnification. Notwithstanding anything to the contrary contained in this Agreement or the Escrow Agreement:
(i) the aggregate liability of all Astarte Stockholders under Section 10.2(a)(iv) shall not, at any time, exceed $20,000,000 (the "Applicable Cap"),
                                                             --------------
(ii) the aggregate liability of any individual Astarte Stockholder in respect of
(A) Section 10.2(a)(iv) shall not exceed at any time the amount of the Applicable Cap multiplied by such Astarte Stockholder's Applicable Percentage and (B) any other Tellium Loss as to which indemnification is due from the Astarte Stockholders pursuant to Section 10.2(a)(i) shall not exceed the amount of such indemnification that is so due multiplied by such Astarte Stockholder's Applicable Percentage, (iii) that the amount of any indemnification claimed by any party under Section 10.2(a) shall be net of (A) any proceeds of insurance coverage actually received by the party to be indemnified and (B) any decrease in Tax actually realized by the party seeking indemnification in respect of the claim, (iv) except to the extent the Astarte Stockholders elect to make cash payments under the Escrow Agreement, Tellium's sole recourse against the Astarte Stockholders relating to the subject matter of this Agreement shall be the Escrow Shares, (v) the parties hereto acknowledge and agree that the sole and exclusive remedy with respect to any and all claims against the Astarte Stockholders relating to the subject matter of this Agreement shall be made pursuant to the provisions of this Article X and the Escrow Agreement, and (vi) no party shall have any liability to any other party under Section 10.2 or otherwise in the event that the Closing does not occur other than for a willful breach of this Agreement.

     (d) From and after the Effective Time, Aron B. Katz, in his personal capacity, hereby agrees to indemnify, defend and hold harmless all members of the Tellium Indemnified Group from and against all losses incurred or suffered by any member of the Tellium Indemnified Group resulting from or arising out of the failure of Astarte to discharge in full all of its obligations related to the One-Time Bonus Payments or the failure of Astarte to obtain the releases described in Section 6.2(v) prior to the Effective Time.

     (e) From and after the Effective Time, AFN LLC hereby agrees to indemnify, defend and hold harmless all members of the Tellium Indemnified Group from and against all losses incurred or suffered by any member of the Tellium Indemnified Group resulting from or arising out of the failure of AFN LLC to discharge in a timely manner all delivery and other obligations of Astarte under the Astarte Pending Orders as described in Section 6.5.

10.3.  Escrow.

     (a) At the Effective Time, the Stockholder Representative shall deposit the Escrow Shares with the Escrow Agent pursuant to Section 3.8 and the terms of the Escrow Agreement. The Stockholder Representative for the benefit of the Astarte Stockholders shall have all rights with respect to voting of the Escrow Shares in connection with all matters coming before a vote of the holders of shares of Tellium Common Stock. For Income Tax purposes, the parties shall treat the Astarte Stockholders as the owners of the Escrow Shares. Tellium shall deliver to the Stockholder Representative for the benefit of (and for distribution to) the Astarte Stockholders all dividends or other distributions other than dividends or distributions payable as part of any Recapitalization Transaction, which other dividends or distributions shall be paid to the Escrow Agent for deposit into the Escrow Fund (as defined in the Escrow Agreement).

     (b) Any claim by a member of the Tellium Indemnified Group for indemnification and the resolution thereof shall be governed by the terms of the Escrow Agreement, subject to the provisions of this Agreement.

     (c) The stockholders of Astarte who have not properly perfected dissenters rights in accordance with the Colorado Corporation Law, by virtue of their approval of the Agreement under the Colorado Corporation Law, shall be deemed to have irrevocably constituted and appointed Aron Katz (together with any permitted successor, the "Stockholder Representative") as their true and lawful
                          --------------------------
agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement, including the resolution of indemnity claims under this Article X and in accordance with the Escrow Agreement, and any transactions contemplated by the Escrow Agreement to exercise all or any of the powers, authority and discretion conferred on it under any such agreement, to waive any terms and conditions of any such agreement (other than the consideration to be received by the Astarte Stockholders in the Merger), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including the defense, settlement or compromise of any claim, action or proceeding for which Tellium or the Surviving Corporation may be entitled to indemnification and the Stockholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Stockholder Representative shall keep the Astarte Stockholders reasonably informed of his decisions of a material nature.

10.4.  Indemnification by Tellium

       From and after the Effective Time, Tellium shall indemnify, defend and hold harmless the Astarte Stockholders from and against all losses, and any and all costs and expenses (including attorney's fees) incurred or suffered by them resulting from or arising out of the breach of the representations and warranties of Tellium set forth in Section 5.5(a).



                                  Article XI
                                  ----------

                                 Miscellaneous
                                 -------------

11.1.  Expenses.

       All fees and expenses (including all accounting, legal and finders' fees, if any, and expenses and all other expenses) incurred by Tellium and the Company in connection with this Agreement and the transactions contemplated hereby will be paid by Tellium. All fees and expenses (including all accounting and legal fees and expenses) incurred by Astarte in connection with this Agreement and the transactions contemplated hereby will be paid by Astarte; provided, however, that all finders' fees and related expenses of Astarte in connection with the Merger shall be paid by the Astarte Stockholders.

11.2.  Further Assurances.

       If at any time after the Effective Time, Tellium or the Company shall consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary or advisable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of Astarte, the directors and the officers of Astarte last in office and such other persons, if any, as the Board of Directors of Astarte last in office may authorize shall, at Tellium's expense, execute and deliver, upon Tellium's or the Company's reasonable request, any and all proper conveyances, agreements, documents, instruments and assurances of law, in a form acceptable to counsel to such officers or other persons (at Tellium's expense) and do all things reasonably necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

11.3.  Parties in Interest; Third Party Beneficiaries.

       All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other. Subject to Section 10.2, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

11.4.  Survival of Representations and Warranties and Covenants.

       Except as provided in Article X, the representations and warranties of each party contained herein or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall not survive the Closing, and the covenants and other agreements of the parties (other than those contained in Article II, Article III, Article X and Article XI (together with related definitions of Article I)) shall not survive the Closing.

11.5.  Entire Agreement.

       This Agreement, the Ancillary Agreements and the Schedules and other Exhibits hereto and thereto, supersede any other agreement, whether written or oral, that may have been made or entered into by Tellium and Astarte (or by any officer or officers of such parties) relating to the matters contemplated hereby or thereby. This Agreement, the Ancillary Agreements and the Schedules and other Exhibits hereto and thereto, constitute the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

11.6.  Amendment.

       This Agreement may not be amended except by an instrument in writing signed by Tellium, the Company, and Astarte, provided that after the Effective Time no amendment shall be effective without the written consent of a majority of Astarte's voting capital stock immediately prior to the Effective Time acting as a single class.

11.7.  Waiver.

       Any party to this Agreement may, by written notice to the other parties to this Agreement, (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence or as expressly provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, conditions or agreements contained in this Agreement. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

11.8.  Notices.

       All notices and other communications under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile as follows:

       If to Tellium or the Company:

             Tellium, Inc.
             2 Crescent Place
             P.O. Box 901
             Oceanport, N.J. 07757-0901
             Attention:  Mr. Michael J. Losch
             Facsimile:  (732) 923-9795

             with a copy (which shall not constitute notice) to:

             Fried, Frank, Harris, Shriver & Jacobson
             1001 Pennsylvania Avenue, N.W.
             Suite 800
             Washington, D.C. 20004
             Attention:  Richard A. Steinwurtzel, Esq. and
                         Vasiliki B. Tsaganos, Esq.
             Facsimile:  (202) 639-7003

       If to Astarte:

             Astarte Fiber Networks, Inc.
             2555 55th Street
             Suite 100
             Boulder, Colorado 80301
             Attention:  Mr. Aron Katz
             Facsimile:  (303) 443-0541

             with a copy  (which shall not constitute notice) to:

             Proskauer Rose LLP
             1585 Broadway
             New York, NY 10036
             Attention:  Arnold J. Levine
             Facsimile:  (212) 969-2900
or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 11.8 or in accordance with the latest unrevised direction from such party given in accordance with this Section 11.8.

11.9.  Governing Law.

       This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

11.10. Consent to Jurisdiction.

       SUBJECT TO SECTION 9 OF THE ESCROW AGREEMENT, EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK AND THE STATE COURTS OF THE STATE OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. CERTIFIED OR REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS SET FORTH IN SECTION 11.8 SHALL BE EFFECTIVE SERVICE OF PROCESS IN ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION AS SET FORTH ABOVE IN THE IMMEDIATELY PRECEDING SENTENCE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK OR THE STATE COURTS OF NEW YORK, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11.11. Invalidity of Provisions.

       Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. The parties agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

11.12. Mutual Contribution.

       The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

11.13. Counterparts.

       This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.

                                   TELLIUM, INC.


                                   By: /s/  Nicholas DeVito
                                     --------------------------------------
                                   Name: Nicholas DeVito
                                   Title:  VP Business Development

                                   ASTARTE ACQUISITION CORPORATION


                                   By: /s/  Nicholas DeVito
                                      -------------------------------------
                                   Name: Nicholas DeVito
                                   Title:  President and Chief Executive Officer


                                   ASTARTE FIBER NETWORKS, INC.


                                   By: /s/  Aron B. Katz
                                       -----------------------------------------
                                   Name:  Aron B. Katz
                                   Title:  Chairman

                                   AFN LLC, solely with respect to Sections
                                   6.2(u), 6.5 and 10.2(e)


                                   By  ABK, Inc., its Manager


                                   By: /s/  Aron B. Katz
                                       -----------------------------------------
                                   Name:  Aron B. Katz
                                   Title: President



                                   /s/  Aron B. Katz
                                   -------------------------------------------
                                   Aron B. Katz, in his personal capacity,
                                   solely with respect to Section 10.2(d)


                                   STOCKHOLDER REPRESENTATIVE (as Stockholder
                                   Representative, and subject to designation as such by the Astarte Stockholders)

                                   /s/  Aron B. Katz
                                   -------------------------------------------
                                   Aron B. Katz